Exhibit 4.2

TBW MORTGAGE TRUST [    ], as Issuer

TBALT CORP., as Depositor

[    ],
as Securities Administrator and Master Servicer

[TAYLOR, BEAN & WHITAKER MORTGAGE CORP.], as Seller and Servicer

[    ], as Servicer

and

[    ], as Indenture Trustee

FORM OF

TRANSFER AND SERVICING AGREEMENT

Dated as of [    ]

TBW MORTGAGE TRUST [    ]
MORTGAGE BACKED NOTES

i

ATTACHMENTS

Exhibit A-1	Form of Initial Certification
Exhibit A-2	Form of Interim Certification
Exhibit A-3	Form of Final Certification
Exhibit A-4	Form of Endorsement
Exhibit A-5	Form of Request For Release
Exhibit B	Form of Lost Note Affidavit
Exhibit C	Custodial Agreement
Exhibit D	Custodial Account Letter Agreement
Exhibit E	Escrow Account Letter Agreement
Exhibit F	Standard Layout For Monthly Defaulted Loan Report
Exhibit [ ]	[ ] Swap Agreement

Schedule A	Mortgage Loan Schedule
[Schedule B	Revolving Credit Loans Schedule]

v

This TRANSFER AND SERVICING AGREEMENT, dated as of [    ] (this “Agreement” or this “Transfer and Servicing Agreement”), is by and among TBW MORTGAGE TRUST [    ], a Delaware statutory trust, as issuer (the “Issuer”), TBALT CORP., a Delaware corporation, as depositor (the “Depositor”), [    ], as indenture trustee (the “Indenture Trustee”), [    ], as securities administrator (in such capacity, the “Securities Administrator”) and master servicer (in such capacity, the “Master Servicer”)[, [    ], as Servicer (the “[    ] Servicer”)] and [TAYLOR, BEAN & WHITAKER MORTGAGE CORP.], a [Florida] corporation, as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “[TBW] Servicer” [and together with [    ], the “Servicers”)].

PRELIMINARY STATEMENT

WHEREAS, the Depositor has acquired all of the rights, title and interest of the Seller in certain conventional, first and second lien, adjustable rate, residential mortgage loans identified in Schedule A hereto (the “Mortgage Loans”) from the Seller pursuant to the Mortgage Loan Purchase Agreement, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Estate;

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate;

WHEREAS, on the Closing Date, the Depositor will acquire the Notes and the Ownership Certificate from the Issuer as consideration for its transfer to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate;

WHEREAS, pursuant to the Indenture, the Issuer will pledge the Mortgage Loans and the other property constituting the Trust Estate to the Indenture Trustee as security for the Notes;

WHEREAS, the Issuer desires that the Servicer[s] service the Mortgage Loans upon such transfer to the Issuer pursuant to this Agreement, and the Servicer[s] [has/have] agreed to do so;

WHEREAS, the Master Servicer shall be obligated under this Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Issuer, and shall have the right, under certain circumstances, to terminate the rights and obligations of the [related] Servicer under this Agreement upon the occurrence and continuance of a Servicing Event of Default as provided herein;

WHEREAS, the parties hereto acknowledge and agree that, at the direction of the Depositor, the Seller will assign all of its rights with respect to the Mortgage Loans to the Indenture Trustee;

WHEREAS, the Issuer desires to have the Securities Administrator perform certain duties consistent with the terms of this Agreement; and

WHEREAS, the Securities Administrator has the capacity to provide the services required hereby and is willing to perform such services on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

The following table sets forth (or describes) the class designation, Note Interest Rate, initial Class Principal Amount and minimum denomination for each Class of Notes issued pursuant to the Indenture:

Class Designation	Note Interest Rate	Initial Class Principal Amount or Class Notional Amount			Minimum Denominations
Class [ ]	(1)	$	[	]	$	[	]
Class [ ]	(2)	$	[	]	$	[	]
Class [ ]	(3)	$	[	]	$	[	]

(1)
[The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class [    ] Notes is the per annum rate equal to the least of (i) LIBOR plus [    ]% per annum, (ii) the Maximum Note Interest Rate and (iii) the Available Funds Rate with respect to such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class [    ] Notes will be equal to LIBOR plus [    ]% per annum beginning on the Step-up Date (and the related Accrual Period) and on each Payment Date (and the related Accrual Period) thereafter.]

(2)
[The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class [    ] Notes is the per annum rate equal to the least of (i) LIBOR plus [    ]% per annum, (ii) the Maximum Note Interest Rate and (iii) the Available Funds Rate with respect to such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class [    ] Notes will be equal to LIBOR plus [    ]% per annum beginning on the Step-up Date (and the related Accrual Period) and on each Payment Date (and the related Accrual Period) thereafter.]

(3)
[The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class [    ]Notes is the per annum rate equal to the least of (i) LIBOR plus [    ]% per annum, (ii) the Maximum Note Interest Rate and (iii) the Available Funds Rate with respect to such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class [    ] Notes will be equal to LIBOR plus [    ]% per annum beginning on the Step-up Date (and the related Accrual Period) and on each Payment Date (and the related Accrual Period) thereafter.]

[May vary in accordance with transaction.]

ARTICLE I

DEFINITIONS

Section 1.01.   Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

[[    ]-year Hybrid Loan Balance: With respect to any Payment Date, the aggregate Scheduled Principal Balances of all [    ]-year hybrid mortgage loans included in the Mortgage Pool. As of the Cut-off Date, the [    ]-year Hybrid Loan Balance is equal to approximately $[    ].]

[[    ]-year Hybrid Scheduled Notional Balance: With respect to any Payment Date, the corresponding scheduled notional balance set forth in the table entitled “[    ]-year Hybrid Swap Agreement” attached as Exhibit [    ].]

[[    ]-year Hybrid Swap Agreement: The interest rate swap agreement relating to [    ]-year hybrid loans documented pursuant to an ISDA Master Agreement, together with a schedule and confirmation, between the Securities Administrator, on behalf of the Trust, and the Swap Counterparty.]

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage loan servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accounts: Any or all of the Custodial Accounts, the Escrow Accounts, the Collection Account, the Note Payment Account, the Certificate Distribution Account, [the Cap Account], [the Swap Account] and any other accounts created or maintained by the Master Servicer, the Securities Administrator or the Servicer[s] pursuant to this Agreement.

Accrual Period: With respect to any Payment Date and any Class of Notes, the period beginning on immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

Accrued Note Interest: With respect to any Payment Date and any Class of Notes, the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Payment Date, provided, however, that for any class of Notes and any Payment Date, Accrued Note Interest will be reduced by the amount specified in clause (a) of the definition of Deferred Interest, if any for such Class and Payment Date.

[Additional Mortgage Loan: A Mortgage Loan that is conveyed as of the Transfer Date to the Trust by the Depositor pursuant to a Transfer Supplement to the Mortgage Loan Purchase Agreement, which Mortgage Loan shall be identified in such Transfer Supplement as a Additional Mortgage Loan and added by the Depositor to the Mortgage Loan Schedule.]

Adjustment Date: With respect to any Mortgage Loan, the date on which an adjustment is made to the Monthly Payment to correspond to an adjustment in the related Mortgage Note.

Administration Agreement: The administration agreement dated as of [    ], among the Issuer, the Indenture Trustee, the Securities Administrator, the Owner Trustee and the Depositor.

[Addition Notice: With respect to each sale of [Subsequent Mortgage Loans] [Additional Mortgage Loans] to the Trust pursuant to Section [    ] of this Agreement, a notice from the Depositor substantially in the form of Exhibit [    ] hereto delivered to the Indenture Trustee, the Master Servicer, the Securities Administrator, the Custodian and each Rating Agency.

[Additional Termination Event: As defined in the related Swap Agreement.]

[Advance Reimbursement Shortfall Amount: As defined in Section 4.02(a).]

[Affected Party: As defined in the related Swap Agreement.]

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Transfer and Servicing Agreement and all amendments and supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans, excluding Servicing Fees attributable to the Mortgage Loans and other amounts treated as payment proceeds of the Mortgage Loans, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the requirements of the [related] Servicer and Fannie Mae, or as determined by use of an automated valuation model, provided, however, that the use of an automated valuation model shall be permitted only upon the presentation by the [related] Servicer to the Indenture Trustee of an approval letter acceptable to the Indenture Trustee from each of the Rating Agencies, which letters shall state that use of an automated valuation model shall have no adverse effect in any material respect on the interests of any Noteholder.

Assignment of Mortgage: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

Available Funds Rate: [With respect to any Payment Date and the Notes, the per annum rate equal to the product of (1) (a) 360 divided by (b) the actual number of days in the Accrual Period, and (2) (a) Interest Funds for such Payment Date [less any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to any Swap Agreement, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event], divided by (b) the aggregate Class Principal Amount of the Notes as of the first day of the related Accrual Period.][May vary in accordance with transaction.]

Authorized Officer: Any Person who may execute an Officer’s Certificate on behalf of the Issuer.

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code, or any other similar state laws.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

Bankruptcy Loss: Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a borrower, (1) establishing the value of a Mortgaged Property at an amount less than the Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property or (2) reducing the amount of the Monthly Payment on the related Mortgage Loan, in each case, as reported by the [related] Servicer to the Master Servicer.

Basis Risk Shortfall: [With respect to each Payment Date and any Class of Notes, an amount equal to the sum of (1) the excess, if any, of (a) Accrued Note Interest calculated without regard to the Available Funds Rate over (b) the aggregate of interest accrued on such Class at an interest rate equal to the Available Funds Rate, (2) any amount described in clause (1) above for such Class remaining unpaid from prior Payment Dates and (3) interest on the amount in clause (2) above at such Class's applicable Note Interest Rate (without regard to the Available Funds Rate).]

Basis Risk Shortfall Carryforward Amount: With respect to each Class of Notes and any Payment Date, an amount equal to the aggregate amount of Basis Risk Shortfall for such Class of Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such Class of Notes from prior Payment Dates, plus interest thereon at the Note Interest Rate for such Payment Date for such Class for the related Accrual Period, to the extent previously unpaid from Monthly Excess Cashflow [or from proceeds of the [Cap] [Swap] Agreements].

Book-Entry Notes: As defined in the Indenture.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Indenture Trustee is located, or the States of Delaware, Georgia, Maryland, Massachusetts, Minnesota or Texas are authorized or obligated by law or executive order to be closed.

[Cap Account: A separate account established and maintained by the Securities Administrator for the benefit of the Noteholders pursuant to Section 6.05.]

[Cap Agreement Payment Date: With respect to any Cap Agreement, one Business Day immediately prior to the related Payment Date, beginning with the Payment Date in [    ] and ending with the Payment Date in [    ].]

[Cap Agreements: The interest rate cap agreements dated on or before the Closing Date between the Issuer and the Cap Counterparty.]

[Capitalized Interest Account: The capitalized interest account established by the [Securities Administrator] for the benefit of the [Noteholders and the Depositor].]

[Capitalized Interest Requirement: As to any Payment Date to and including the Payment Date following the end of the Pre-Funding Period and each Mortgage Pool, an amount equal to the product of (i) the weighted average Net Mortgage Rate of the Mortgage Loans in such Mortgage Pool divided by 12, multiplied by (ii) the excess of (a) the balance in the related Pre-Funding Account as of the Closing Date over (b) the aggregate Scheduled Principal Balance of the Subsequent Mortgage Loans included in the related Mortgage Pool that will have a scheduled interest payment included in the Interest Funds for such Payment Date.]

[Cap Counterparty: [    ].]

[Cap Receipt: With respect to any Cap Agreement Payment Date, any amount received from the Cap Counterparty under any Cap Agreement.]

Certificate: The Ownership Certificate.

Certificate Distribution Account: As defined in the Trust Agreement.

Certificate of Trust: As defined in the Trust Agreement.

Certificate Registrar: As defined in the Trust Agreement, the initial Certificate Registrar shall be the Securities Administrator.

Certificateholder: Any registered holder of the Ownership Certificate.

Civil Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, and any similar state or local laws.

Class: All Notes bearing the same class designation.

Class [    ] Principal Payment Amount: [With respect to any Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess of (x) the aggregate Class Principal Amount of the Class [    ] Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [    ] Principal Payment Amount: [With respect to any Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class [    ] Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [    ] Notes (after taking into account the payment of the Class [    ] Principal Payment Amount for such Payment Date) and (2) the Class Principal Amount of the Class [    ] Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [    ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [    ] Principal Payment Amount: [With respect to any Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class [    ]Principal Payment Amount and the Class [    ] Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [    ] Notes (after taking into account the payment of the Class [    ] Principal Payment Amount for such Payment Date), (2) the Class Principal Amount of the Class [    ] Notes (after taking into account the payment of the Class [    ] Principal Payment Amount for such Payment Date) and (3) the Class Principal Amount of the Class [    ] Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [    ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

Class Principal Amount: With respect to any Class of Notes as of any Payment Date, its initial Class Principal Amount as of the Closing Date, as reduced by all amounts previously paid on that Class in respect of principal prior to such Payment Date.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Closing Date: [    ].

Code: The Internal Revenue Code of 1986, as amended.

Collateral: As defined in the Indenture.

Collection Account: A separate account maintained by the Master Servicer established in the name of the Indenture Trustee and for the benefit of the Noteholders pursuant to Section 5.06.

Collection Period: [With respect to any Payment Date, the one-month period commencing on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs].

Combined Loan-to-Value Ratio: With respect to a Second Lien Mortgage Loan, at any time, the ratio, expressed as a percentage, of the sum of (1) the principal balance of such Mortgage Loan and (2) the principal balance of the related first lien mortgage loan, each as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Commission: The United States Securities and Exchange Commission.

Compensating Interest Payment: With respect to any Payment Date, an amount equal to the lesser of (x) the aggregate Prepayment Interest Shortfall Amount with respect to such Payment Date and (y) the aggregate Servicing Fee payable to the Servicer[s] in respect of such Payment Date.

Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related mortgage loan documents.

[Conforming Balance Mortgage Loan: A First Lien Mortgage Loan that has a Scheduled Principal Balance as of the Cut-off Date that is less than or equal to the Fannie Mae maximum original loan amount limitation for one-to four-family Mortgaged Properties for the applicable jurisdiction in which the Mortgaged Property is located.]

Control: The meaning specified in Section 8-106 of the New York UCC.

Corporate Trust Office: With respect to (i) the Securities Administrator, the Certificate Registrar and the Note Registrar, the principal corporate trust office of the Securities Administrator which, for purposes of presentment of Securities for transfer and exchange and final payment, is located at [    ]; and (iii) the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at [    ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Trust, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Trust.

[Credit Advance Rate: The related per annum interest rate set forth in the related Mortgage Note with respect to any Revolving Credit Loan.]

[Credit Line: With respect to a Revolving Credit Loan, the maximum principal amount which may be advanced to a Mortgagor under the terms of the related Mortgage Note.]

[Credit Line Advance: With respect to a Revolving Credit Loan, a principal disbursement to a Mortgagor under the terms of the related Mortgage Note (collectively, “Credit Line Advances”).]

Cumulative Loss Trigger Event: A Cumulative Loss Trigger Event shall have occurred with respect to any Payment Date beginning in [    ] if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such Payment Date:

Payment Date	Loss Percentage
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%

Custodial Account: The separate custodial account (other than an Escrow Account) established and maintained by the [related] Servicer pursuant to Section 4.02(d) of this Agreement.

Custodial Agreement: The custodial agreement dated as of [    ], relating to the custody of certain of the Mortgage Loans, substantially in the form attached as Exhibit C hereto, among the Custodian, the Issuer, the Master Servicer, the Depositor and the Indenture Trustee.

Custodian: The custodian appointed pursuant to the Custodial Agreement, and any successor thereto. The initial Custodian is [    ].

Custodian Fee: The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Custodian from income on funds held in the Collection Account as provided in Section 5.07 and pursuant to the terms of the separate fee letter agreement for TBW Mortgage Trust [    ] Mortgage Backed Notes.

Cut-off Date: [    ].

Cut-off Date Balance: $[    ].

Deferred Interest: With respect to any Class of Notes for any Payment Date, an amount equal to the sum of (a) the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Principal Deficiency Amount for that Class, (b) any amounts due pursuant to clause (a) for such Class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) at the Note Interest Rate applicable to such Class.

[Defaulting Party: As defined in the related Swap Agreement.]

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the unpaid principal balance of the Mortgage Loan secured by such Mortgaged Property.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Estate pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Delinquency Event: A Delinquency Event shall have occurred with respect to any Payment Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds [    ]% of the Senior Enhancement Percentage for such Payment Date.

Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of all Mortgage Loans 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month and as reported by the [related] Servicer to the Master Servicer, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.

Delinquent: For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Depositor: TBALT Corp., a Delaware corporation.

Depository Agreement: The agreement dated [    ], between the Issuer and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

Determination Date: With respect to each Payment Date, the [15]th day of the related calendar month, or, if such day is not a Business Day, the immediately preceding Business Day.

Due Date: With respect to each Mortgage Loan, the day of the month each Monthly Payment is due.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Securities Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Rating Agencies. Eligible Accounts may bear interest.

Eligible Institution: Any of the following:

(i)	An institution whose:

(A)  commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” and “P-1” or long-term unsecured debt obligations are rated at least “AA-” or “Aa3” by S&P and Moody’s, respectively (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

(B)  commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” and “P-1” by S&P and Moody’s, respectively (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer[s] is acceptable at the A-2 and P-1 rating level if the [related] Servicer is a bank, thrift or depository and provided the [related] Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii)  the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments: Any one or more of the following obligations or securities:

(i)  direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)  federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or the Securities Administrator or any agent of the Indenture Trustee or the Securities Administrator, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)  repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)  securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed [20]% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Collection Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)  a Qualified GIC;

(vii)  certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)  any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Indenture Trustee, the Master Servicer, the Securities Administrator, or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Notes. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which [    ] (the “Bank”) in its capacity other than as the Master Servicer, the Securities Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Indenture Trustee, the Master Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Indenture Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Bank or an affiliate thereof is specifically authorized to charge and collect from the Issuer such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

Entitlement Holder: The meaning specified in Section 8-102(a)(7) of the New York UCC.

Entitlement Order: The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by [the/each] Servicer in accordance with Section 4.02.

Escrow Account: The separate escrow account (other than a Custodial Account) established and maintained by [the/each] Servicer pursuant to Section 4.02(f) of this Agreement.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Extra Principal Payment Amount: [With respect to any Payment Date, the lesser of (1) the Monthly Excess Interest for such Payment Date and (2) the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralized Amount on such Payment Date (after giving effect to payment to the Notes of Principal Funds on such Payment Date).]

Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA loans, including the related handbooks, circulars, notices and mortgagee letters.

Financial Asset: The meaning specified in Section 8-102(a) of the New York UCC.

[First Lien Mortgage Loans: Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.]

Fitch: Fitch, Inc., or any successor in interest.

Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Ginnie Mae: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Gross Margin: With respect to a Mortgage Loan, a fixed percentage amount specified in the related mortgage note that is added to an index to determine the related Mortgage Rate.

Guidelines: As defined in Section 4.02(p).

Holder or Noteholder: The registered holder of any Note or Ownership Certificate as recorded on the books of the Note Registrar or the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor, the Master Servicer, the Servicer[s], the Seller, the Securities Administrator or the Indenture Trustee or any Affiliate thereof (unless any such Person owns 100% of a Class) shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee and Securities Administrator shall be protected in relying upon any such consent, only Notes and an Ownership Certificate which a Responsible Officer thereof has actual knowledge to be so held shall be disregarded. The Indenture Trustee and Securities Administrator may request and conclusively rely on certifications by the Depositor in determining whether any Note, or Ownership Certificate are registered to an Affiliate of the Depositor.

[Home Equity Accepted Servicing Practices: With respect to any Revolving Credit Loan, those mortgage loan servicing practices (including collection procedures) of prudent mortgage banking institutions which service home equity mortgage loans of the same type as such Revolving Credit Loan in the jurisdiction where the related Mortgaged Property is located.]

HUD: The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

Indenture: The Indenture dated as of [    ], among the Issuer, the Indenture Trustee and the Securities Administrator, as such may be amended or supplemented from time to time.

Indenture Events of Default: As defined in Section 5.01 of the Indenture.

Indenture Trustee: [    ], not in its individual capacity but solely as Indenture Trustee, or any successor in interest.

Indenture Trustee Fee: The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Indenture Trustee from income on funds held in the Collection Account as provided in Section 5.07 and pursuant to the terms of the separate fee letter agreement for TBW Mortgage Trust [    ] Mortgage Backed Notes.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index: [Either the One-Month LIBOR Index or the Six-Month LIBOR Index].

[Initial Mortgage Loan: A Mortgage Loan that is conveyed to the Trust pursuant to this Agreement on the Closing Date. The Initial Mortgage Loans subject to this Agreement are identified on the Mortgage Loan Schedule.]

Initial Purchase Date: The first Payment Date following the month in which the Pool Balance is initially reduced to less than [    ]% of the Cut-off Date Balance.

Insurance Policy: Any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, title insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by the [related] Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the related Mortgage Note or state law.

Interest Funds: [With respect to any Payment Date, the sum of (1) all interest received or advanced by the [related] Servicer or the Master Servicer for the related Collection Period and available in the Note Payment Account on that Payment Date, (2) all Compensating Interest Payments paid with respect to Mortgage Loans that were prepaid during the related Prepayment Period and (3) the portion of any purchase price or other amount paid with respect to the Mortgage Loans allocable to interest; net of any fees or other amounts reimbursable to the Master Servicer, the Servicer[s], the Securities Administrator, the Indenture Trustee, the Custodian and the Owner Trustee as provided in the Operative Agreements.] [For each Payment Date up to and including the Payment Date in [          ], 20[    ], Interest Funds shall include amounts distributable from the Capitalized Interest Account in an amount equal to the product of (i) the weighted average Net Mortgage Rate of the Mortgage Loans divided by 12, multiplied by (ii) the excess of (a) the balance in the Pre-Funding Account as of the Closing Date, over (b) the aggregate principal balance of the Subsequent Mortgage Loans that will have an interest payment included in the Interest Funds for such Payment Date.]

Issuer: TBW Mortgage Trust [    ].

Lender Paid Mortgage Insurance Rate: The Lender Paid Mortgage Insurance Rate shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

[Lender Primary Mortgage Insurance Policy or LPMI Policy: Any Primary Mortgage Insurance Policy for which premiums are paid by the [related] Servicer.]

[Level I LPMI: an LPMI Policy for First Lien Mortgage Loans with Loan-to-Value Ratios at origination ranging from [    ]% to [    ]%.]

[Level II LPMI: an LPMI Policy for First Lien Mortgage Loans with Loan-to-Value Ratios at origination ranging from [    ]% to [    ]%.]

[Level III LPMI: an LPMI Policy for First Lien Mortgage Loans with Loan-to-Value Ratios at origination ranging from [    ]% to [    ]%.]

[Level IV LPMI: an LPMI Policy for First Lien Mortgage Loans with Loan-to-Value Ratios at origination ranging from [    ]% to [    ]%.]

LIBOR: [(a) With respect to the first Accrual Period, the per annum rate of [    ]%. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(b) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(c) If LIBOR is determined under clause (b) above, on each LIBOR Determination Date, LIBOR for the related Accrual Period for the Notes will be established by the Securities Administrator as follows:

(1) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of [    ]%).

(2) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

(d) The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Note Interest Rate applicable to the Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.]

LIBOR Business Day: Any day on which banks in London and New York are open and conducting transactions in foreign currency and exchange.

LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the [related] Servicer has determined that all amounts that it expects to recover from or on account of such Mortgage Loan have been recovered, [and any Second Lien Mortgage Loan that is more than 180 days Delinquent], in each case, as reported by the [related] Servicer to the Master Servicer.

Liquidation Expenses: Expenses that are incurred by the Master Servicer or the [related] Servicer, as applicable, in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable primary mortgage insurance policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 4.02(c), 4.02(j) or 4.02(o).

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio: With respect to a First Lien Mortgage Loan, at any time, the ratio, expressed as a percentage, of the principal balance of such Mortgage Loan as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Majority Noteholders: Until such time as the sum of the Class Principal Amounts of all Classes of Notes has been reduced to zero, the holder or holders of in excess of 50% of the aggregate Class Principal Amount of all Classes of Notes; and thereafter, the holder of the Ownership Certificate.

Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Rate, as set forth in the Mortgage Loan Schedule.

Master Servicer: [    ], or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Errors and Omission Insurance Policy: Any errors and omission insurance policy required to be obtained by the Master Servicer satisfying the requirements of Section 5.02.

Master Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 8.01(a).

Master Servicer Fidelity Bond: Any fidelity bond to be maintained by the [related] Servicer in accordance with Section 5.02.

Master Servicer Remittance Date: [With respect to each Payment Date, the Business Day immediately preceding such Payment Date.]

Material Defect: With respect to any Mortgage Loan, as defined in Section 2.02(c) hereof.

Maturity Date: The Payment Date in [    ].

Maximum Mortgage Rate: The maximum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

Maximum Note Interest Rate: [    ]% per annum.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Rate: The minimum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

Monthly Advance: An advance made by the Servicer[s] pursuant to Section 4.03(c) or the Master Servicer pursuant to Section 6.04, as applicable, with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Net Mortgage Rate.

Monthly Excess Cashflow: [With respect to any Payment Date, (a) the sum of (1) the Overcollateralization Release Amount for such date, (2) Monthly Excess Interest for such date and (3) any Principal Payment Amount for such date remaining after application pursuant to either clauses (i)(1) through (7) or clauses (ii)(1) through (7), as applicable, of Section 6.02(b) on such date minus (b) the Extra Principal Payment Amount for such date.]

Monthly Excess Interest: [With respect to any Payment Date, the amount of Interest Funds remaining after application pursuant to clauses (i) through (vii) of Section 6.02(a) on such Date.]

Monthly Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan, which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related Mortgage Note.

[Moody’s: Moody’s Investors Service, Inc., or any successor in interest.]

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01(c) pertaining to a particular Mortgage Loan required to be delivered to the Indenture Trustee (or the Custodian) pursuant to this Agreement.

Mortgage Loan: The conventional, adjustable rate, first and second lien residential mortgage loans sold by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement and subsequently transferred by the Depositor to the Issuer pursuant to this Agreement, [including any [Subsequent Mortgage Loan] [Additional Mortgage Loan]].

Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of [    ], between the Seller and the Depositor.

Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust, [including any [Subsequent Mortgage Loan] [Additional Mortgage Loan]]. The Depositor shall be responsible for providing the Master Servicer and the Custodian on behalf of the Indenture Trustee with all amendments to the Mortgage Loan Schedule.

Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured under the Mortgage Loan.

Mortgage Pool: The pool of Mortgage Loans in the Trust Estate.

Mortgaged Property: With respect to any Mortgage Loan, the underlying real property securing such Mortgage Loan.

Mortgage Rate: With respect to any Mortgage Loan, its applicable interest rate determined as provided in the related mortgage note, as reduced by any Relief Act Reduction.

Mortgagor: The obligor on a Mortgage Note.

Net Liquidation Proceeds: All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Monthly Advances and Servicing Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through Insurance Proceeds or Condemnation Proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate: With respect to any Mortgage Loan at any time, the Mortgage Rate thereof reduced by the Servicing Fee Rate for such Mortgage Loan and any Lender Paid Mortgage Insurance Rate.

[Net Swap Payment: With respect to each Payment Date, the net payment required to be made pursuant to the terms of the related Swap Agreement, as calculated by the Swap Counterparty, which net payment shall not take into account any Swap Termination Payment.]

New York UCC: The Uniform Commercial Code as in effect in the State of New York.

[Non-Conforming Balance Mortgage Loan: Any First Lien Mortgage Loan other than a Conforming Balance Mortgage Loan.]

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance: Any advance previously made by the [related] Servicer pursuant to Section 4.03(c) or by the Master Servicer pursuant to Section 6.04 or any Servicing Advance which, in the good faith judgment of the [related] Servicer or the Master Servicer, as applicable, may not be ultimately recoverable by the [related] Servicer or the Master Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or otherwise. The determination by the [related] Servicer or the Master Servicer, as applicable, that it has made a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer or the Master Servicer, as applicable, delivered to the Indenture Trustee and the Master Servicer (in the case of the [related] Servicer) and detailing the reasons for such determination

Note: Any of the Class [    ], Class [    ] and Class [    ] Notes.

Note Interest Rate: [With respect to each Payment Date and each Class of Notes, an adjustable rate equal to the least of (1) One-Month LIBOR plus the related Note Margin, (2) the Maximum Note Interest Rate and (3) the Available Funds Rate with respect to such Payment Date.]

Note Margin: With respect to the Class [    ] Notes, on any Payment Date prior to the Step-up Date, [    ]% per annum, and on any Payment Date on and after the Step-up Date, [    ]% per annum. With respect to the Class [    ] Notes, on any Payment Date prior to the Step-up Date, [    ]% per annum, and on any Payment Date on and after the Step-up Date, [    ]% per annum. With respect to the Class [    ] Notes, on any Payment Date prior to the Step-up Date, [    ]% per annum, and on any Payment Date on and after the Step-up Date, [    ]% per annum.

Note Payment Account: The note payment account maintained by or on behalf of the Securities Administrator for the benefit of the Noteholders pursuant to Section 6.01.

Note Register and Note Registrar: As defined in the Indenture.

Offering Document: The Prospectus.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President or any Assistant Vice President of a Person.

One-Month LIBOR or One-Month LIBOR Index: The Interest Settlement Rate for U.S. dollar deposits of one-month maturity set by the BBA as of 11:00 a.m. (London time) on the LIBOR Determination Date.

Operative Agreements: The Trust Agreement, the Certificate of Trust of the Issuer, this Agreement, the Mortgage Loan Purchase Agreement, the Indenture, the Custodial Agreement, the Depository Agreement, [any Cap Agreement], [any Swap Agreement], the Administration Agreement and each other document contemplated by any of the foregoing to which the Depositor, the Seller, the Master Servicer, the Servicer[s], the Owner Trustee, the Securities Administrator, the Indenture Trustee, the Custodian or the Issuer is a party.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Seller, the Securities Administrator, the Indenture Trustee and/or the Master Servicer, as applicable, and who may be in-house or outside counsel to the Seller, the Servicer[s], the Depositor, the Master Servicer, the Securities Administrator or the Indenture Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning federal income tax or ERISA matters.

[Original Capitalized Interest Amount: $[    ].]

Overcollateralized Amount: With respect to any Payment Date, the amount, if any, by which (1) the aggregate Scheduled Principal Balance of the Mortgage Loans exceeds (2) the aggregate Class Principal Amount of the Notes as of such Payment Date (assuming that 100% of Principal Funds is applied as a principal payment on the Notes on such Payment Date).

Overcollateralization Deficiency: [With respect to any Payment Date, the amount, if any, by which (1) the Overcollateralization Target Amount for such Payment Date exceeds (2) the Overcollateralized Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Class Principal Amounts of the Notes resulting from the payment of Principal Funds on such Payment Date].

Overcollateralization Floor: $[    ].

Overcollateralization Release Amount: [With respect to any Payment Date, the lesser of (x) the Principal Funds for such Payment Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Payment Date (assuming that 100% of such Principal Funds is applied as a principal payment on such Payment Date) over (2) the Overcollateralization Target Amount for such Payment Date (with the amount determined pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Payment Date)].

Overcollateralization Target Amount: [With respect to any Payment Date (a) prior to the Stepdown Date, [    ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) [    ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date and (2) [    ]% of the then current aggregate Scheduled Principal Balance of the Mortgage Loans as of that Payment Date and (ii) $[    ] and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date.]

Ownership Certificate: An equity certificate representing a 100% undivided beneficial ownership interest in the Trust, substantially in the form attached as part of Exhibit A to the Trust Agreement.

Owner Trustee: [    ], a [    ] banking corporation, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

Owner Trustee Fee: The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Owner Trustee from income on funds held in the Collection Account as provided in Section 5.07 and pursuant to the terms of a separate fee letter agreement.

Payahead: Any Monthly Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Paying Agent: Initially, the Securities Administrator, in its capacity as paying agent under the Indenture and the Trust Agreement, or any successor to the Securities Administrator in such capacity.

Payment Date: The [25]th day of each month or, if such [25]th day is not a Business Day, the next succeeding Business Day, commencing in [    ].

Percentage Interest: The Percentage Interest evidenced thereby shall equal (i) with respect to the Ownership Certificate, the Percentage Interest specified on the face of such certificate; or (ii) with respect to any Note, the initial Note Principal Amount thereof divided by the initial Class Principal Amount of all Notes of the same Class.

Periodic Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Rate on each Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pool Balance: As of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in the Mortgage Pool as of such date [plus, during the [Pre-Funding Period] [Revolving Period], the amount of the [Pre-Funding Amount] [Revolving Amount] applicable to such Mortgage Pool which has not been previously applied towards the purchase of [Subsequent Mortgage Loans] [Additional Mortgage Loans].

[Pre-Funding Account: The pre-funding account established by the Securities Administrator pursuant to Section [    ].]

[Pre-Funding Amount: The amount deposited by the Securities Administrator into the Pre-Funding Account on the Closing Date.]

[Pre-Funding Period: The period beginning on the Closing Date and ending on [    ].]

Prepayment Interest Shortfall: The amount by which one month's interest at the Mortgage Rate (as reduced by the Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period: [With respect to any Payment Date, the immediately preceding calendar month].

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Mortgage, or any replacement policy therefor through the related Accrual Period for such Class relating to a Payment Date.

Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

[    ] Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the [    ] Principal Deficiency Amount and the [    ] Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class [    ] Notes immediately prior to such Payment Date.

[    ] Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the [    ]Principal Deficiency Amount for that Payment Date and (b) the Class Principal Amount of the Class [    ] Notes immediately prior to such Payment Date.

[    ] Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the Total Principal Deficiency Amount for that Payment Date, and (b) the Class Principal Amount of the Class [    ] Notes immediately prior to such Payment Date.

Principal Deficiency Amount: With respect to the Class [    ] Notes, the [    ] Principal Deficiency Amount; with respect to the Class [    ] Notes, the [    ] Principal Deficiency Amount; and with respect to the Class [    ] Notes, the [    ] Principal Deficiency Amount.

Principal Funds: [With respect to any Payment Date, the sum of (1) the principal portion of all scheduled monthly payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced; (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any purchase of Mortgage Loans by the Seller, the Servicer[s] or the Residual Holder, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds; net of any fees payable to, and other amounts reimbursable to, the Master Servicer, the Servicer[s], the Securities Administrator, the Indenture Trustee, the Custodian and the Owner Trustee as provided in the Operative Agreements (to the extent not reimbursed from Interest Funds)]. [On the first Payment Date after the end of the Revolving Period, Principal Funds shall include amounts allocable to principal that were deposited in the Revolving Account during the Revolving Period and not withdrawn to purchase Additional Mortgage Loans.] [On the first Payment Date after the end of the Pre-Funding Period, Principal Funds shall include amounts allocable to principal that were deposited in the Pre-Funding Account during the Pre-Funding Period and not withdrawn to purchase Subsequent Mortgage Loans.]

Principal Payment Amount: [With respect to any Payment Date, (a) the sum of (1) the Principal Funds for such Payment Date and (2) the Extra Principal Payment Amount for such Payment Date minus (b) the Overcollateralization Release Amount for such date].

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Prospectus: The prospectus supplement dated [    ], together with the accompanying prospectus dated [    ], relating to the Class [    ], Class [    ] and Class [    ] Notes.

Purchase Price: [With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Payment Date, (c) the amount of any costs and damages incurred by the Trust in connection with any violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Mortgage Loan, (d) the fair market value of all other property being purchased [and (e) any Swap Termination Payment payable to the Swap Counterparty due to the exercise of the option to purchase the Mortgage Loans. The [related] Servicer and the Master Servicer shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Monthly Advances and Servicing Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the [related] Servicer or the Master Servicer under this Agreement, together with any accrued and unpaid compensation due to the [related] Servicer or the Master Servicer hereunder].

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(i)  provide that the Master Servicer on behalf of the Indenture Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(ii)  provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Notes, the Securities Administrator shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Securities Administrator;

(iii)  provide that the Indenture Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(iv)  provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account not later than the Business Day prior to any Payment Date.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Notes.

Qualifying Substitute Mortgage Loan: [A mortgage loan tendered to the Indenture Trustee or the Custodian pursuant to the Mortgage Loan Purchase Agreement or this Agreement, as applicable, in each case, (i) which has an outstanding principal balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Rate and Net Mortgage Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) with respect to a First Lien Mortgage Loan, which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) with respect to a Second Lien Mortgage Loan, which has a Combined Loan-to-Value Ratio not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan (vii) which is current in payment of principal and interest as of the date of substitution; (viii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (ix) which has a Gross Margin and Maximum Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan].

Rating Agency: Each of [    ] and [    ].

Realized Loss: With respect to a Mortgage Loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the related Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.

Reference Banks: Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Determination Date in question, (3) which have been designated as such by the Securities Administrator and (4) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicer[s], the Seller or any successor servicer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

Relief Act Reduction: With respect to a Mortgage Loan, a reduction of the applicable Mortgage Rate by application of the Servicemembers Civil Relief Act or similar state or local laws.

REO Property: A Mortgaged Property acquired by [the/a] Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Proceeds: The purchase price proceeds in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

Request for Release: A request for release in the form attached hereto as Exhibit A-5.

Residual Holder: The holder of the Ownership Certificate.

Responsible Officer: Any vice president, any assistant vice president, any assistant secretary, any associate, any assistant treasurer, or any other officer of the Indenture Trustee or the Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above-designated officers and, in each case, having direct responsibility for the administration of the Operative Agreements and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

[Revolving Account: The revolving account maintained by the Securities Administrator in which Revolving Deposits are deposited by the Securities Administrator to be used to acquire Additional Mortgage Loans during the Revolving Period.]

[Revolving Amount: With respect to each Payment Date during the Revolving Period, the total amount of Revolving Deposits deposited in the Revolving Account on such Payment Date.]

[Revolving Credit Loan Schedule: A schedule of the Revolving Credit Loans setting forth information with respect to such Revolving Credit Loans (including any MERS identification number (if available) with respect to each MERS Mortgage Loan, attached hereto as [Schedule B].]

[Revolving Credit Loan: A Mortgage Loan that is identified as a Revolving Credit Loan on the Revolving Credit Loan Schedule, which Revolving Credit Loan includes without limitation the Revolving Credit Loan documents, the monthly payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Revolving Credit Loan.]

[Revolving Deposits: With respect to any Payment Date during the Revolving Period, all payments that would otherwise be made to Noteholders in respect of principal [and excess interest] that is deposited in the Revolving Account on such Payment Date.]

Reuters Screen LIBO Page: The display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rolling Three Month Delinquency Rate: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding calendar months.

[S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.]

Scheduled Principal Balance: [With respect to any Mortgage Loan and any Payment Date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (giving effect to the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero].

[Second Lien Mortgage Loans: Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a second lien on the related Mortgaged Property.]

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: [    ], not in its individual capacity but solely as Securities Administrator, or any successor in interest.

Securities Intermediary: The Person acting as Securities Intermediary under this Agreement (which is the Securities Administrator), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 6.03.

Security Entitlement: The meaning specified in Section 8-102(a)(17) of the New York UCC..

Seller: [Taylor, Bean & Whitaker Mortgage Corp.]

Senior Enhancement Percentage: With respect to any Payment Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) after giving effect to payments on such Payment Date, and the denominator of which is the Pool Balance for such Payment Date.

Senior Notes: The Class [    ] Notes.

Servicer: [Taylor, Bean & Whitaker Mortgage Corp. (“TBW Mortgage Corp.”)], or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

Servicer Errors and Omission Insurance Policy: Any errors and omission insurance policy required to be obtained by [the/a] Servicer satisfying the requirements of Section 4.02(l).

Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 4.07 with respect to [the/a] Servicer.

Servicer Fidelity Bond: Any fidelity bond to be maintained by [the/a] Servicer in accordance with Section 4.02(l).

Servicer Remittance Date: The [18]th day of any month, or if such [18]th day is not a Business Day, the first Business Day immediately preceding such [18]th day.

Servicing Advances: All reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance by [the/a] Servicer of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: The monthly fee calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan, including any Liquidated Mortgage Loan.

Servicing Fee Rate: [For each Second Lien Mortgage Loan, [    ]% per annum; for each Non-Conforming Balance Mortgage Loan without an LPMI Policy, [    ]% per annum; for each Non-Conforming Balance Mortgage Loan with Level I LPMI, [    ]%; for each Non-Conforming Balance Mortgage Loan with Level II LPMI, [    ]%; for each Non-Conforming Balance Mortgage Loan with Level III LPMI, [    ]%; for each Non-Conforming Balance Mortgage Loan with Level IV LPMI, [    ]%; for each Conforming Balance Mortgage Loan without an LPMI Policy but with a Mortgage Rate that adjusts every one month or six months from origination, [    ]% per annum; for each Conforming Balance Mortgage Loan with Level I LPMI and with a Mortgage Rate that adjusts every one month or six months from origination, [    ]% per annum; for each Conforming Balance Mortgage Loan with Level II LPMI and with a Mortgage Rate that adjusts every one month or six months from origination, [    ]% per annum; for each Conforming Balance Mortgage Loan with Level III LPMI and with a Mortgage Rate that adjusts every one month or six months from origination, [    ]% per annum; for each Conforming Balance Mortgage Loan with Level IV LPMI and with a Mortgage Rate that adjusts every one month or six months from origination, [    ]% per annum; for each Conforming Balance Mortgage Loan without an LPMI Policy but with an initial fixed rate period of three, five or seven years, [    ]% per annum until the first Adjustment Date and thereafter [    ]% per annum; for each Conforming Balance Mortgage Loan with Level I LPMI and with an initial fixed rate period of three, five or seven years, [    ]% per annum until the first Adjustment Date and thereafter [    ]% per annum; for each Conforming Balance Mortgage Loan with Level II LPMI and with an initial fixed rate period of three, five or seven years, [    ]% per annum until the first Adjustment Date and thereafter [    ]% per annum; for each Conforming Balance Mortgage Loan with Level III LPMI and with an initial fixed rate period of three, five or seven years, [    ]% per annum until the first Adjustment Date and thereafter [    ]% per annum; and for each Conforming Balance Mortgage Loan with Level IV LPMI and with an initial fixed rate period of three, five or seven years, [0.65]% per annum until the first Adjustment Date and thereafter [0.775]% per annum.]

Servicing File: With respect to each Mortgage Loan, the file retained by [the/a] Servicer, which may be in electronic media so long as original documents are not required for purposes of realization of Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, consisting of all documents in the Mortgage File which are not delivered to the Custodian, the originals of such mortgage loan documents which are held in trust for the Indenture Trustee by the [related] Servicer.

Servicing Officer: Any officer of [the/a] Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by [the/such] Servicer to the Master Servicer upon request, as such list may from time to time be amended.

Six-Month LIBOR Index: The interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note.

Stepdown Date: [The earlier to occur of (1) the first Payment Date on which the Class Principal Amount of the Class [    ] Notes has been reduced to zero and (2) the later to occur of (a) the Payment Date occurring in [    ] and (b) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on the Notes on such Payment Date) is greater than or equal to approximately [    ]%].

Step-up Date: [The first Payment Date after the Initial Purchase Date].

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of [the/a] Servicer [or a Subservicer].

Subordinate Notes: The Class [    ] Notes.

[Subsequent Cut-off Date: The date specified as the Cut-off Date with respect to a [Subsequent Mortgage Loan] [Additional Mortgage Loan] in the related Transfer Supplement, which shall be no later than [    ].]

[Subsequent Mortgage Loan: A Mortgage Loan that is conveyed as of the Transfer Date to the Trust by the Depositor pursuant to a Transfer Supplement to the Mortgage Loan Purchase Agreement, which Mortgage Loan shall be identified in such Transfer Supplement as a Subsequent Mortgage Loan and added by the Depositor to the Mortgage Loan Schedule.]

[Subsequent Mortgage Loans: Those Mortgage Loans which are intended to be acquired by the Trust from time to time subsequent to the Closing Date but prior to [    ].]

[Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer, performing the substantial majority of the material functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.]

[Subservicing Agreement: The subservicing agreement dated as of [    ], between the Servicer and the Subservicer.]

Substitution Amount: [The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, any related unpaid Monthly Advances or Servicing Advances or unpaid Servicing Fees and the amount of any costs and damages incurred by the Trust Estate associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan].

Superior Lien: With respect to any Mortgage Loan, any other mortgage relating to the corresponding Mortgaged Property which creates a lien on the Mortgaged Property which is senior to the lien of the Mortgage Loan.

[Swap Account: A separate account established and maintained by the Securities Administrator for the benefit of the Noteholders pursuant to Section 6.05.]

[Swap Agreements: The [    ]-year Hybrid Swap Agreement, the [    ]-year Hybrid Swap Agreement and the [    ]-year Hybrid Swap Agreement.]

[Swap Counterparty: The counterparty to the Trust either (a) entitled to receive payments from the Trust or (b) required to make payments to the Trust, in either case pursuant to the terms of the Swap Agreements, and any successor in interest or assign. Initially, the Swap Counterparty shall be [    ].]

[Swap Counterparty Trigger Event: A Swap Counterparty Trigger Event shall have occurred if any of a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, a Termination Event with respect to which the Swap Counterparty is the sole Affected Party or an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party has occurred.]

[Swap Default: Any of the circumstances constituting an “Event of Default” under the related Swap Agreement.]

[Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment to be made by the Trust to the Swap Counterparty, or by the Swap Counterparty to the Trust, as applicable, pursuant to the terms of the Swap Agreement.]

Telerate Page 3750: The display currently so designated as “Page 3750” on the Moneyline Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

[Termination Event: As defined in the related Swap Agreement.]

Termination Price: [The sum, as calculated by the [related] Servicer, of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of the REO Property and all other property being purchased, (c) any unreimbursed Servicing Advances, (d) any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan and (e) all other amounts to be paid or reimbursed to the Master Servicer, the Securities Administrator, the Indenture Trustee, the Owner Trustee, the Custodian [and the Swap Counterparty] under the Operative Agreements].

Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

Total Principal Deficiency Amount: [With respect to any Payment Date, the excess, if any, of the aggregate Class Principal Amount of the Notes after giving effect to payments on such Payment Date over the Pool Balance as of the last day of the related Collection Period].

[Transfer Date: Any date during the [Pre-Funding Period] [Revolving Period] on which [Subsequent Mortgage Loans] [Additional Mortgage Loans] are conveyed by the Depositor to the Trust pursuant to Section [    ], as specified in the applicable Transfer Supplement.

[Transfer Price: With respect to any [Subsequent Mortgage Loan] [Additional Mortgage Loan], the price specified in the Transfer Supplement which shall be no less than the outstanding principal balance of such [Subsequent Mortgage Loan] [Additional Mortgage Loan] as of the Subsequent Cut-off Date specified in the Transfer Supplement.]

[Transfer Supplement: With respect to each sale of [Subsequent Mortgage Loans] [Additional Mortgage Loans] from the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the transfer supplement entered into between the Seller and the Depositor, substantially in the form of Exhibit [    ] to the Mortgage Loan Purchase Agreement.

Trigger Event: [A Trigger Event shall have occurred with respect to any Payment Date if (a) a Delinquency Event has occurred for such Payment Date, (b) a Cumulative Loss Trigger Event has occurred for such Payment Date or (c) a Principal Deficiency Amount exists for such Payment Date].

Trust: The Issuer.

Trust Accounts: The Collection Account, the Note Payment Account, [the Capitalized Interest Account], [the Revolving Account] and [the Pre-Funding Account].

Trust Account Property: The Trust Accounts, all amounts and investments held from time to time in the Trust Accounts (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

Trust Agreement: The trust agreement dated as of [    ], among the Owner Trustee, the Depositor and the Securities Administrator.

Trust Estate: The assets of the Issuer and pledged by the Issuer to the Indenture Trustee under the Indenture, which assets consist of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities claims and rights to payment of any and every kind consisting of, arising from or relating to any of the following: (a) the Mortgage Loans listed in the Mortgage Loan Schedule, and principal due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans; (b) any Insurance Proceeds, REO Property, Liquidation Proceeds and other recoveries (in each case, subject to clause (a) above), (c) the Trust Accounts, any Custodial Account, any Escrow Account, [the Cap Account] [the Swap Account] and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any Insurance Policies, (e) the rights of the Depositor under the Mortgage Loan Purchase Agreement, [(f) the rights of the Trust under each [Cap] [Swap] Agreement] and (g) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing.

UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

Underwriters: [    ].

Voting Interests: [The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Notes. At all times during the term of the Indenture and this Agreement, the holders of Ownership Certificate be allocated 2% of the voting rights. The voting rights allocation to any Class of Notes or the Ownership Certificate will be allocated among all holders of each such Class or Ownership Certificate in proportion to the outstanding Class Principal Amount of such Notes or Percentage Interest of the Ownership Certificate].

Section 1.02.   Calculations With Respect to the Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Estate shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicer[s] to the Master Servicer.

Section 1.03.   Calculations With Respect to Accrued Interest. [Accrued interest, if any, on any Note shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period].

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01.   Creation and Declaration of Trust Estate; Conveyance of Mortgage Loans.

(a)  [Initial] Mortgage Loans. As of the Closing Date, in consideration of the Issuer’s delivery of the Notes and the Ownership Certificate to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Issuer, without recourse, subject to Section 3.01, in trust, all the right, title and interest of the Depositor in and to all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities claims and rights to payment of any and every kind consisting of, arising from or relating to any of the following: (a) the Mortgage Loans listed in the Mortgage Loan Schedule, and principal due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans, (b) any Insurance Proceeds, REO Property, Liquidation Proceeds and other recoveries (in each case, subject to clause (a) above), (c) all Escrow Payments, (d) any Insurance Policies, (e) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (f) the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, [(g) all Credit Line Advances created with respect to Revolving Credit Loans] and [(h)] all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing to have and to hold, in trust; and the Indenture Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Estate, as Indenture Trustee, in trust, for the benefit and use of the Noteholders and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuer has issued and delivered the Notes and the Ownership Certificate to or upon the order of the Depositor, in exchange for the Mortgage Loans and the other property of the Trust Estate.

(b)  [[Subsequent Mortgage Loans] [Additional Mortgage Loans]. On each Transfer Date occurring during the [Pre-Funding Period] [Revolving Period], provided that each condition set forth in this Section 2.01(b) is satisfied, the Depositor shall convey to the Issuer, and the Issuer shall purchase pursuant to this Section 2.01(b), all [Subsequent Mortgage Loans] [Additional Mortgage Loans] which satisfy the criteria set forth in this Section 2.01(b) then offered for sale by the Depositor; provided, however, that the related aggregate Transfer Price shall not exceed the [Pre-Funding Amount] [Revolving Amount].

Subject to the conditions set forth in this Section 2.01(b), in consideration of the Securities Administrator’s delivery on the related Transfer Date to the Depositor or its designee, or upon the order of the Depositor, of the Transfer Price for the related [Subsequent Mortgage Loans] [Additional Mortgage Loans] from amounts on deposit in the related [Pre-Funding Account] [Revolving Amount], the Depositor shall, on each Transfer Date, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to each [Subsequent Mortgage Loan] [Additional Mortgage Loan] (including all interest and principal thereon received after the related Subsequent Cut-off Date specified in the Transfer Supplement) identified in the Addition Notice delivered by the Depositor on such Transfer Date and all items in the related Mortgage File. In connection therewith, the Depositor shall amend the Mortgage Loan Schedule to reflect the inclusion of such [Subsequent Mortgage Loan] [Additional Mortgage Loan] in the Mortgage Pool as part of the assets of the Trust Estate. The Depositor shall promptly deliver to the Indenture Trustee, the Securities Administrator and the Master Servicer a copy of the Mortgage Loan Schedule as so amended.

Concurrently with the execution and delivery of each Transfer Supplement, the Depositor does hereby assign to the Issuer all of its rights and interest under the Mortgage Loan Purchase Agreement with respect to the [Subsequent Mortgage Loans] [Additional Mortgage Loans] added to the Mortgage Loan Purchase Agreement pursuant to such Transfer Supplement, but only to the extent assigned under the Mortgage Loan Purchase Agreement. The Issuer hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as amended by the related Transfer Supplement as if, for such purpose, it were the Depositor.

The Depositor shall on any Transfer Date transfer to the Issuer the applicable [Subsequent Mortgage Loans] [Additional Mortgage Loans] and the other property and rights related thereto described in the immediately preceding paragraph, as applicable, and the Issuer shall purchase such [Subsequent Mortgage Loans] [Additional Mortgage Loans], property and rights only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date:

(i)  [                 ];

(ii)  [                                    ]; and

(iii)  [                                   ].

[To be added for each transaction with Subsequent Mortgage Loans or Additional Mortgage Loans]

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Issuer all of its rights and interest under the Mortgage Loan Purchase Agreement but without delegation of any of its obligations thereunder. The Issuer hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. Upon the issuance of the Notes, ownership in the Trust Estate shall be vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee, for the benefit of the Noteholders. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Indenture Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

It is agreed and understood by the Seller, the Depositor and the Issuer (and the Depositor so represents and recognizes) that it is not intended that any Mortgage Loan to be included in the Trust Estate be (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

(c)  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee, and/or the Custodian acting on the Indenture Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i)  the original Mortgage Note, endorsed either (A) in blank or (B) to the order of the Indenture Trustee in the form of the Form of Endorsement set forth in Exhibit A-4 hereto, or with respect to any lost Mortgage Note, an original Lost Note Affidavit, in the form set forth in Exhibit B hereto, stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii)  except as provided below, the original Mortgage with evidence of recording thereon (if the related Mortgage Loan is a MERS Mortgage Loan, the Mortgage shall note the MIN and contain language that such Mortgage Loan is a MERS Mortgage Loan). If in connection with any Mortgage Loan, [the/a] Servicer cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, [the/such] Servicer shall deliver or cause to be delivered to the Custodian a photocopy of such Mortgage together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the [related] Servicer stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the [related] Servicer; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(iii)  with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage (which may be in the form of a blanket assignment if permitted in the jurisdiction where the Mortgaged Property is located) with evidence of recording thereon unless an Opinion of Counsel described in clause (c) below is delivered to the Indenture Trustee and the Rating Agencies, in which case, the Assignment of Mortgage shall be in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to “U.S. Bank National Association, as Indenture Trustee of the TBW Mortgage Trust 20[    ]-[    ]”, without recourse or (C) to the order of the Indenture Trustee;

(iv)  an original copy of any intervening assignment of Mortgage showing a complete chain of assignments or, in the case of an intervening assignment that has not been received by the [related] Servicer from the public recording office, an Officer’s Certificate of the [related] Servicer stating that such intervening assignment has been delivered to the appropriate public recording office for recordation and that the original recorded intervening assignment or a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment will be promptly delivered to the Custodian upon receipt thereof by the [related] Servicer, or in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment, a copy of such intervening assignment with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment; or in the case of an intervening assignment that has been lost, a written Opinion of Counsel for the Seller that such original intervening assignment is not required to enforce the Indenture Trustee’s interest in the Mortgage Loans;

(v)  the original or a certified copy of lender’s Title Insurance Policy (or, in lieu thereof, a commitment to issue such Title Insurance Policy, with an original or a certified copy of such Title Insurance Policy to follow as soon after the Closing Date as reasonably practicable) or attorney’s opinion of title and abstract of title;

(vi)  the original or copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vii)  the original or copies of each assumption, modification, written assurance or substitution agreement, if any, or as to any such agreement which cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Custodian is a true copy and that the original of such agreement has been forwarded to the public recording office; [and]

(viii)  the original of any security agreement or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Custodian is a true copy and that the original of such document has been forwarded to the public recording office[;and]

(ix)  [all Revolving Credit Loan documents.]

The Depositor and the Seller acknowledge and agree that the form of endorsement attached hereto as Exhibit A-4 is intended to effect the transfer to the Indenture Trustee, for the benefit of the Noteholders, of the Mortgage Notes and the Mortgages.

(d)  Assignments of Mortgage with respect to each Non-MERS Mortgage Loan shall be recorded; provided, however, that such Assignments of Mortgage need not be recorded if, on or prior to the Closing Date, the Seller delivers an Opinion of Counsel (which must be Independent counsel) acceptable to the Rating Agencies, to the effect that recording in such states is not required to protect the Indenture Trustee’s interest in the related Non-MERS Mortgage Loans.

(e)  In instances where a Title Insurance Policy is required to be delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee under clause (b)(vi) above and is not so delivered, the Seller will provide a copy of such Title Insurance Policy to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee no later than ninety (90) days of the receipt by the Seller of the recorded documents from the applicable public recording office.

(f)  For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 5.06 have been so deposited. All original documents that are not delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee shall be held by the [related] Servicer in trust for the benefit of the Indenture Trustee and the Noteholders.

Section 2.02.   Acceptance of Trust Estate; Review of Documentation.

(a)  Subject to the provisions of Section 2.01, the Issuer acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Estate and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Estate” be delivered to the Indenture Trustee (or the Custodian) on its behalf.

The Indenture Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Indenture Trustee, or by the Custodian on behalf of the Indenture Trustee, under this Section 2.02. The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, will execute and deliver to the Depositor, the Master Servicer, the Servicer[s] (and the Indenture Trustee if delivered by the Custodian) on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1.

(b)  Within 90 days after the Closing Date, the Indenture Trustee or the Custodian on behalf of the Indenture Trustee, will, for the benefit of Noteholders, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Seller and the Issuer (and the Indenture Trustee if delivered by the Custodian) an Interim Certification in the form annexed hereto as Exhibit A-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(c) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Indenture Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser or for the perfection or priority of any document.

(c)  If in the course of the review described in paragraph (b) above the Indenture Trustee discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a “Material Defect”), the Indenture Trustee or the Custodian, discovering such Material Defect shall identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Master Servicer. Within 90 days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Indenture Trustee and the Custodian with an Officer’s Certificate confirming that such cure has been effected). If the Seller does not so cure such Material Defect, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Estate, constitute a Realized Loss, and such loss is attributable to the failure of the Seller to cure such Material Defect, the Seller shall repurchase the related Mortgage Loan from the Trust Estate at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Seller acting in good faith, absent such Material Defect, such loss would not have been incurred. The Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 3.03. The failure of the Indenture Trustee or the Custodian to deliver the Interim Certification within 90 days after the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Estate.

(d)  Within 180 days following the Closing Date, the Indenture Trustee, or the Custodian, shall deliver to the Depositor, the Master Servicer and the Servicer[s] (and the Indenture Trustee if delivered by the Custodian) a Final Certification substantially in the form attached as Exhibit A-3 evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e)  Nothing in this Agreement shall be construed to constitute an assumption by the Trust Estate, the Indenture Trustee, the Custodian or the Noteholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f)  Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in the Custodial Agreement.

(g)  Upon execution of this Agreement, the Depositor hereby delivers to the Indenture Trustee and the Indenture Trustee acknowledges a receipt of the Mortgage Loan Purchase Agreement.

(h)  For purposes of the determinations required to be made by the Indenture Trustee or the Custodian pursuant to paragraphs (a) through (d) of this Section 2.02, the Indenture Trustee or the Custodian, as applicable, shall be entitled to conclusively rely upon the diskette, tape or other electronic media provided by or on behalf of the Seller with respect to the Mortgage Loans as to whether (i) any guarantee was executed in connection with any Mortgage Loan, (ii) any assumption, modification or substitution agreement was executed in connection with any Mortgage Loan, (iii) primary mortgage guaranty insurance is required with respect to any Mortgage Loan or (iv) any security agreement or equivalent instrument was executed in connection with any Mortgage Loan.

Section 2.03.   Grant Clause.

(a)  It is intended that the conveyance by the Depositor to the Issuer of the Mortgage Loans, as provided for in Section 2.01 be construed as a sale by the Depositor to the Issuer of the Mortgage Loans and other assets in the Trust Estate for the benefit of the Noteholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Issuer to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Estate, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Issuer of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Issuer of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Indenture Trustee or any other agent of the Issuer of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

(b)  The Depositor and, at the Depositor’s direction, the Issuer shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the Depositor, and furnish a copy of each such filed financing statement to the Securities Administrator. The Indenture Trustee shall prepare and file, at the expense of the Issuer, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) to the extent that a Responsible Officer of the Indenture Trustee has received written notice of such change or transfer, such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Issuer, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving thirty (30) days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement and the Indenture, each of the Depositor and the Issuer authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.03(b).

(c)  The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Estate and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Issuer is held by the Issuer. In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Estate by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Estate is held by the Issuer on behalf of the Noteholders.

Section 2.04.   Option to Contribute Derivative Instrument

At any time on or after the Closing Date, the Seller shall have the right to contribute to, and deposit into, the Trust a derivative contract or comparable instrument (a “Derivative Instrument”). The Derivative Instrument may have a notional amount in excess of the sum of the beneficial interests in the Trust. Any such instrument shall constitute a fully prepaid agreement. The Securities Administrator shall have no tax reporting duties with respect to any such Derivative Instrument.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.   Representations and Warranties of the Depositor and the Seller.

(a)  The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Noteholders, the Securities Administrator, the Master Servicer, the Seller and the Servicer[s] as of the Closing Date or such other date as is specified, that:

(i)  This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)  Immediately prior to the transfer by the Depositor to the Trust Estate of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)  As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trust Estate;

(iv)  The Depositor has not transferred the Mortgage Loans to the Trust Estate with any intent to hinder, delay or defraud any of its creditors; and

(v)  The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted.

(b)  The Seller hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Noteholders, the Securities Administrator, the Master Servicer and the Depositor as of the Closing Date or such other date as is specified, that:

(i)  the Seller is a [Florida] corporation, duly organized validly existing and in good standing under the laws of the [State of Florida], and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller;

(ii)  the Seller has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)  the Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

(iv)  the execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the articles of incorporation or bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound; and

(v)  no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

(c)  The Seller hereby makes for the benefit of the Issuer, the Indenture Trustee for the benefit of Noteholders, the Securities Administrator, the Master Servicer and the Depositor as of the Closing Date or such other date as is specified, with respect to the Mortgage Loans, the representations and warranties set forth in Exhibit A of the Mortgage Loan Purchase Agreement.

(d)  To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Seller under subsection (c) above or the Mortgage Loan Purchase Agreement, the only right or remedy of the Indenture Trustee or any Noteholder hereunder shall be their rights to enforce the obligations of the Seller under any applicable representation or warranty made by it. The Indenture Trustee on behalf of the Issuer acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 3.01(a)(ii)) under any circumstances.

Section 3.02.   Discovery of Breach. It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 3.01(a), (ii) of the Seller set forth in Section 3.01(b) and (c) and (iii) of [the/each] Servicer pursuant to Section 4.05 of this Agreement, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Indenture Trustee and shall continue throughout the term of this Agreement. With respect to the representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Depositor, the Seller, the Securities Administrator, the Indenture Trustee, the Master Servicer, the Underwriters or the Servicer[s] that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the Mortgage Loans or the interests of the Noteholders or the Indenture Trustee therein, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation or warranty, remedies for breach will apply to such inaccuracy. Any breach of the representation and warranty set forth in clauses (cc), (ee) and (ff) of Exhibit A of the Mortgage Loan Purchase Agreement shall be deemed to materially and adversely affect the interest of the Trust in that Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty. Upon discovery by any of the Depositor, the Master Servicer, the Securities Administrator or the Indenture Trustee of a breach of any of such representations and warranties made by the Seller that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery by the Seller of a breach of any representation or warranty given to the Indenture Trustee by the Seller or the Seller’s receipt of written notice of such a breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Indenture Trustee at the Purchase Price or (c) substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

Section 3.03.   Repurchase, Purchase or Substitution of Mortgage Loans.

(a)  [With respect to any Mortgage Loan repurchased by the Seller pursuant to Section 3.02(b) of this Agreement, the principal portion of the funds in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account. Upon receipt by the Securities Administrator of the full amount of the Purchase Price for a Deleted Mortgage Loan and notification thereof has been made to the Indenture Trustee, or upon receipt of notification from the Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), the Indenture Trustee shall release or cause to be released and reassign to the Depositor or the Seller, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement and the Indenture, which instruments shall be prepared by the [related] Servicer and the Indenture Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

(b)  With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Indenture Trustee (or the Custodian) in exchange for a Deleted Mortgage Loan: (i) the Depositor or the Seller, as applicable, must deliver to the Indenture Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(c) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Seller and the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Indenture Trustee, at the expense of the Depositor and at the direction and with the cooperation of the [related] Servicer shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the [related] Servicer if required pursuant to Section 2.01(d), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Indenture Trustee (on behalf of the Issuer) to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(d).]

Section 3.04.   Representations and Warranties of the Depositor with respect to Security Interest. (a) With respect to the Mortgage Notes, the Depositor represents and warrants that:

(i)  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC in the Mortgage Notes in favor of the Issuer, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii)  The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC;

(iii)  The Depositor owns and has good title to the Mortgage Notes free and clear of any lien, claim or encumbrance of any Person;

(iv)  The Depositor has received all consents and approvals required by the terms of the Mortgage Notes to the pledge of the Mortgage Notes hereunder to the Issuer;

(v)  All original executed copies of each Mortgage Note have been or will be delivered to the Custodian, as set forth in this Transfer and Servicing Agreement;

(vi)  The Depositor has received a written acknowledgement from the Custodian that it is holding the Mortgage Notes solely on behalf and for the benefit of the Issuer;

(vii)  Other than the security interest granted to the Issuer pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of the collateral covering the Mortgage Notes other than a financing statement relating to the security interest granted to the Issuer hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor; and

(viii)  None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer.

(b)  The representations and warranties set forth in this Section 3.04 shall survive the Closing Date and shall not be waived.

ARTICLE IV

ADMINISTRATION AND SERVICING OF THE
MORTGAGE LOANS BY THE SERVICER[S]

Section 4.01.   Servicer[s] to Perform Servicing Responsibilities.

(a)  Contract for Servicing; Possession of Servicing Files. The Issuer does hereby contract with the Servicer[s] for the servicing of the Mortgage Loans for the benefit of the Issuer and the Indenture Trustee. The Servicer[s] shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and each Servicing File delivered to the Servicer[s] shall be held in trust by the Servicer[s] for the benefit of the Issuer and the Indenture Trustee. The [Servicer’s/Servicers’] possession of any portion of the Mortgage Loan documents shall be at the will of the Indenture Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Indenture Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer[s] shall immediately vest in the Indenture Trustee and shall be retained and maintained, in trust, by the Servicer[s] at the will of the Indenture Trustee in such custodial capacity only. The Servicing File retained by the Servicer[s] pursuant to this Agreement shall be identified in accordance with the [Servicer’s/Servicers’] file tracking system to reflect the ownership of the related Mortgage Loan by the Indenture Trustee. The Servicer[s] shall release from [its/their] custody the contents of any Servicing File retained by [it/them] only in accordance with this Agreement.

(b)  Books and Records. All rights arising out of the Mortgage Loans shall be vested in the Indenture Trustee, subject to the [Servicer’s/Servicers’] rights to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation and reimbursement to which the Servicer[s] and the Master Servicer are entitled as set forth herein, including but not limited to Section 4.04(c), shall be received and held by them in trust for the benefit of the Indenture Trustee pursuant to the terms of this Agreement.

The Servicer[s] shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.02(a) within one week of their execution; provided, however, that the Servicer[s] shall provide the Custodian with a Servicer certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its submission for recordation.

Section 4.02.   Servicing of the Mortgage Loans.

(a)  Servicer[s] to Service. The Servicer[s][, acting directly or through one or more Subservicers as provided in Section 4.09,] shall service and administer the Mortgage Loans from and after the Closing Date and, except where prior consent of the Master Servicer is required under this Agreement, in accordance with this Agreement and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer[s] may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement, the Servicer[s] shall service the Mortgage Loans in strict compliance with the servicing provisions of the Fannie Mae Guides (special servicing option), which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies and Lender Primary Mortgage Insurance Policies, insurance claims, the title, management and disposition of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement shall control and be binding upon the Servicer[s] and the other parties hereto.

Consistent with the terms of this Agreement, the Servicer[s] may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the [Servicer's/Servicers’] reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Issuer, Indenture Trustee and the Noteholders, provided, however, that unless the [related] Servicer has obtained the prior written consent of the Master Servicer, the Servicer[s] shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer for more than [ninety (90)] days or forgive any payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Master Servicer and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer[s] shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.03(c), the difference between (a) such month's principal and one month's interest at the Net Mortgage Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer[s] shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.03. Without limiting the generality of the foregoing, the Servicer[s] shall continue, and [is/are] hereby authorized and empowered, to prepare, execute and deliver on behalf of itself, the Issuer and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding anything herein to the contrary, the Servicer[s] may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than one hundred eighty (180) days after the first delinquent Due Date. Any such agreement shall be approved by the Master Servicer and, if required, by the Primary Mortgage Insurance Policy insurer and Lender Primary Mortgage Insurance Policy insurer.

In servicing and administering the Mortgage Loans, the Servicer[s] shall employ Accepted Servicing Practices, giving due consideration to the reliance by the Issuer, Indenture Trustee and Noteholders on the Servicer[s]. [Notwithstanding the appointment of any Subservicer pursuant to Section 4.09, the Servicer shall remain liable for the performance of all of the servicing obligations and responsibilities under this Agreement.]

[The Servicer[s] shall, in accordance with Home Equity Accepted Servicing Practices, approve and make disbursements of principal in connection with Mortgagor drafts upon the credit line approved in connection with each Revolving Credit Loan. The Servicer[s] shall provide to the Mortgagors all checks, drafts or other documentation necessary for such Mortgagors to obtain a Credit Line Advance. On each Servicer Remittance Date, with respect to each Credit Line Advance disbursed by the [related] Servicer and reported to the [Master Servicer and the Securities Administrator], the [related] Servicer shall be entitled to reimburse itself, from amounts on deposit in the Custodial Account, in an amount equal to (i) the principal amount of each unreimbursed Credit Line Advance disbursed by [related] Servicer with respect to a Revolving Credit Loan and (ii) interest, at the Credit Advance Rate, on the principal amount of each such Credit Line Advance from the date such Credit Line Advance was disbursed by [related] Servicer to but not including such date reimbursement is received by the [related] Servicer. In the event that there are insufficient funds on deposit in the Custodial Account on any Servicer Remittance Date to reimburse the [related] Servicer as provided in the preceding sentence (such shortfall, an “Advance Reimbursement Shortfall Amount”), the [related] Servicer shall deliver to the [Master Servicer and the Securities Administrator] a request for reimbursement of the amount of such Advance Reimbursement Shortfall Amount at least three Business Days prior to such Servicer Remittance Date. The [Securities Administrator] shall promptly reimburse the [related] Servicer on such Servicer Remittance Date for such Advance Reimbursement Shortfall Amount.]

[The Servicer[s], at [its/their] discretion and in accordance with Home Equity Accepted Servicing Practices, may perform any of the following actions in connection with a Revolving Credit Loan:

(i) with the approval of the [Master Servicer and the Securities Administrator], increase the amount of the related Credit Line;

(ii)  with the approval of the [Master Servicer and the Securities Administrator], terminate a dormant Revolving Credit Loan, to the extent permitted under the related Mortgage Note;

(iii)  permit payments from the Mortgagor of interest only during the period when Credit Line Advances may be made; or

(iv)  with the approval of the [Master Servicer and the Securities Administrator], eliminate the ability of the Mortgagor to make future drafts upon the Credit Line, or reduce the Credit Line, to the extent permitted under the related Mortgage Note.]

[Notwithstanding anything to the contrary contained herein, the Servicer[s] shall, in servicing the Revolving Credit Loans, follow and comply with the servicing guidelines established by Fannie Mae, and the Servicer[s] may waive, modify or vary any term of any Revolving Credit Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the [related] Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is in the best interests of the Noteholders and is consistent with the terms of this Agreement; provided, however, that if the Mortgagor is in default with respect to the Revolving Credit Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, the [related] Servicer shall not permit any modification of any material term of any Revolving Credit Loan, including any modification that would change the mortgage interest rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Revolving Credit Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Revolving Credit Loan, the [related] Servicer shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance pursuant to the provisions of Section 4.03(c), in an amount equal to the difference between (i) such month’s principal and one month’s interest at the Mortgage Rate on the unpaid principal balance of such Revolving Credit Loan and (ii) the amount paid by the Mortgagor. The Servicer[s] shall be entitled to reimbursement for such Monthly Advances to the same extent as for all other Monthly Advances made pursuant to Section 4.03(c). Without limiting the generality of the foregoing, the Servicer[s] shall continue, and [is/are] hereby authorized and empowered, to execute and deliver on behalf of itself and the [Master Servicer and the Securities Administrator], all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Revolving Credit Loans and with respect to the Mortgaged Properties. Upon the request of [the/a] Servicer, the [Master Servicer and the Securities Administrator] shall execute and deliver to the [related] Servicer any powers of attorney and other documents, furnished to it by the [related] Servicer and reasonably satisfactory to the [Master Servicer and the Securities Administrator], necessary or appropriate to enable the [related] Servicer to carry out its servicing and administrative duties under this Agreement. Notwithstanding anything contained herein to the contrary, the Servicer[s] shall not, without the [Master Servicer’s and the Securities Administrator’s] written consent: (i) initiate any action suit or proceeding solely under the [Master Servicer’s or the Securities Administrator’s] name without indicating the [related] Servicer’s representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the [Master Servicer and the Securities Administrator] to be registered to do business in any state. Promptly after the execution of any assumption, modification, consolidation or extension of any Revolving Credit Loan, the [related] Servicer shall forward to the [Master Servicer] copies of any documents evidencing such assumption, modification, consolidation or extension.

In servicing and administering the Revolving Credit Loans, the Servicer[s] shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Home Equity Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement and the Fannie Mae Guides.]

(b)  Servicer Discretion. In managing the liquidation of defaulted Mortgage Loans, the [related] Servicer will have sole discretion, subject to the terms of this Agreement, to sell defaulted Mortgage Loans; provided, however, that the [related] Servicer shall not take any action that is inconsistent with or prejudices the interests of the Noteholders in any Mortgage Loan or the rights and interests of the Depositor, the Indenture Trustee and the Noteholders under this Agreement.

(c)  Collection and Liquidation of Mortgage Loans. Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer[s] will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of any related Primary Mortgage Insurance Policy and Lender Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer[s] will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

The Servicer[s] shall use [its/their] best efforts, consistent with the procedures that [the/each] Servicer would use in servicing loans for its own account, consistent with Accepted Servicing Practices, any Primary Mortgage Insurance Policies and Lender Primary Mortgage Insurance Policies and the best interest of the Issuer, the Indenture Trustee and the Noteholders, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.02(a). Foreclosure or comparable proceedings shall be initiated within [ninety (90)] days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. The Servicer[s] shall use [its/their] best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The Servicer, on behalf of the Issuer, the Indenture Trustee and the Noteholders, may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third parties, if the [related] Servicer reasonably believes that such sale would maximize proceeds to the Trust (on a present value basis) with respect to each such Mortgage Loan. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Trust after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the [related] Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.02(e). Servicer shall obtain prior approval of Purchaser or the Master Servicer as to repair or restoration expenses in excess of ten thousand dollars ($10,000). The [related] Servicer shall notify the Master Servicer in writing of the commencement of foreclosure proceedings and not less than five (5) days prior to the acceptance or rejection of any offer of reinstatement. The [related] Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.02(e). Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the [related] Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Master Servicer or the Indenture Trustee otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Master Servicer’s or Indenture Trustee’s expense, as applicable. Upon completion of the inspection, the [related] Servicer shall promptly provide the Master Servicer and the Indenture Trustee with a written report of the environmental inspection. After reviewing the environmental inspection report, the Master Servicer shall determine how the [related] Servicer shall proceed with respect to the Mortgaged Property.

Notwithstanding the generality of the preceding paragraph, the [related] Servicer shall take such actions generally in accordance with the [related] Servicer’s established default timeline and in accordance with Accepted Servicing Practices with respect to each Mortgage Loan and Mortgagor for which there is a delinquency until such time as the related Mortgagor is current with all payments due under the Mortgage Loan.

(d)  Establishment of and Deposits to Custodial Account.

(i)  The Servicer[s] shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall initially establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, each of which accounts shall be titled “[Taylor, Bean & Whitaker Mortgage Corp. in trust for [    ], as Indenture Trustee, for the TBW Mortgage Trust [    ] Mortgage Backed Notes” and referred to herein as a “Custodial Account.” Each Custodial Account shall be an Eligible Account. Any funds deposited in the Custodial Account shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Eligible Investments subject to the provisions of Section 4.02(i) hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.02(e) hereof. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit D hereto. A copy of such certification or letter agreement shall be furnished to the Indenture Trustee, the Master Servicer and, upon request, to any subsequent owner of the Mortgage Loans. The Servicer shall deposit or cause to be deposited into the Custodial Account, no later than 48 hours after receipt of funds, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(1)  all payments on account of principal, including Principal Prepayments and related penalties, on the Mortgage Loans;

(2)  all payments on account of interest on the Mortgage Loans adjusted to the Net Mortgage Rate;

(3)  all Net Liquidation Proceeds;

(4)  any amounts required to be deposited by the Servicer[s] in connection with any REO Property pursuant to Section 4.02(o) and in connection therewith, the [related] Servicer shall provide the Master Servicer with written detail itemizing all of such amounts;

(5)  all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.02(j), other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

(6)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

(7)  any Monthly Advances;

(8)  with respect to each full or partial Principal Prepayment, any Prepayment Interest Shortfalls, to the extent of the [related] Servicer's aggregate Servicing Fee received with respect to the related Prepayment Period;

(9)  any amounts required to be deposited by the Servicer[s] pursuant to Section 4.02(j) in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from the [related] Servicer's own funds, without reimbursement therefor; and

(10)  any amounts required to be deposited in the Custodial Account pursuant this Agreement.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee and Ancillary Income, need not be deposited by the [related] Servicer in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution and any income or appreciation on any investment of such funds shall accrue to the benefit of the [related] Servicer and [the/such] Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.02(e). The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the [related] Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.

(ii)  [The/Each] Servicer agrees that it shall not create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account or Escrow Account, or any funds that otherwise are or may become due or payable to or for the benefit of the Indenture Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

(e)  Permitted Withdrawals from Custodial Account.

The Servicer[s] may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)  to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.03(a);

(ii)  to reimburse [itself/themselves] for Monthly Advances, the [Servicer's/Servicers’] right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, the [related] Servicer's right thereto shall be prior to the rights of the Noteholders, except that, where the [related] Servicer is required to repurchase a Mortgage Loan, pursuant to Section 3.03, the [related] Servicer's right to such reimbursement shall be subsequent to the payment to the Trust of the Purchase Price pursuant to such Section and all other amounts required to be paid to the Trust with respect to such Mortgage Loan;

(iii)  to reimburse itself for unreimbursed Monthly Advances and Servicing Advances and any unpaid Servicing Fees (or REO administration fees described in Section 4.02(o)), the [related] Servicer's right to reimburse itself pursuant to this subclause (3) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds in accordance with the relevant provisions of the Fannie Mae Guides or as otherwise set forth in this Agreement; any recovery shall be made upon liquidation of the REO Property;

(iv)  to pay to itself as part of its servicing compensation (a) any interest income or appreciation earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date), (b) the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v)  to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related Purchase Price is determined,

(vi)  to transfer funds to another Eligible Account in accordance with Section 4.02(i) hereof;

(vii)  to remove funds inadvertently placed in the Custodial Account by [the/a] Servicer;

(viii)  to clear and terminate the Custodial Account upon the termination of this Agreement; [and]

(ix)  to reimburse itself for any Nonrecoverable Advances and amounts reimbursable pursuant to Section 4.05(b) and Section 4.06(b) [; and]

(x)  [to reimburse itself for the amount of any Credit Line Advances made by or on behalf of [the/a] Servicer and not timely reimbursed by the Administrator in accordance with Section 4.02(a) hereof.]

(f)  Establishment of and Deposits to Escrow Account. The Servicer[s] shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled “[Taylor, Bean & Whitaker Mortgage Corp.] in trust for [    ], as Indenture Trustee, for the TBW Mortgage Trust [    ].” The Escrow Accounts shall be an Eligible Account. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law. Funds deposited in the Escrow Account may be drawn on by the Servicer[s] in accordance with Section 4.02(g). The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit E hereto. A copy of such certification or letter agreement shall be furnished to the Master Servicer.

The Servicer[s] shall deposit in the Escrow Account or Accounts on a daily basis, and in the Escrow Account or Accounts no later than 48 hours after receipt of funds, and retain therein:

(i)  all Escrow Payments collected on account of the Mortgage Loans, if required, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement to be paid by the related Mortgagor to the [related] Servicer;

(ii)  all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii)  all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Servicer[s] shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.02(g). The Servicer[s] shall be entitled to retain any interest earnings paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer[s] shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or the interest earnings paid thereon are insufficient for such purposes.

(g)  Permitted Withdrawals from Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by the Servicer[s] only:

(i)  to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)  to reimburse the [related] Servicer for any Servicing Advance of an Escrow Payment made by the [related] Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)  to refund to any Mortgagor any funds found to be in excess of the amounts required to be escrowed under the terms of the related Mortgage Loan;

(iv)  to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)  for application to restoration or repair of the Mortgaged Property in accordance with Section 4.02(n);

(vi)  to pay to the Servicer[s], or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)  to clear and terminate the Escrow Account on the termination of this Agreement. As part of [its/their] servicing duties, the Servicer[s] shall pay to the Mortgagors interest on funds in Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

(viii)  to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.02(f).

(h)  Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer[s] shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer[s] in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the [related] Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. [The/Each] Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments (which will constitute a Servicing Advance).

(i)  The [related] Servicer will maintain in full force and effect Primary Mortgage Insurance Policies or Lender Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be terminated only with the approval of Purchaser, or as required by applicable law or regulation. The [related] Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The [related] Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy of any loss which, but for the actions of the [related] Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.04(a), the [related] Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the [related] Servicer shall obtain a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy as provided above.

In connection with [its/their] activities as servicer, [the/each] Servicer agrees to prepare and present, on behalf of itself and the Issuer, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.02(d), any amounts collected by the Servicer[s] under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.02(e).

(i)  Protection of Accounts. The Servicer[s] may transfer the Custodial Account or the Escrow Account to a different Eligible Institution from time to time. Such transfer shall be made only upon obtaining the consent of the Master Servicer, which consent shall not be withheld unreasonably, and the [related] Servicer shall give notice to the Master Servicer and the Indenture Trustee of any change in the location of the Custodial Account.

(j)  Maintenance of Hazard Insurance. The Servicer[s] shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or Freddie Mac and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, [the/a] Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the [related] Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the [related] Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf. The Servicer[s] shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by [the/a] Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.02(e). It is understood and agreed that no other additional insurance need be required by the Servicer[s] of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the Fannie Mae Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the [related] Servicer and its successors and/or assigns and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount or material change in coverage to the [related] Servicer. The Servicer[s] shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer[s] shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

(k)  Maintenance of Mortgage Impairment Insurance. In the event that [the/a] Servicer shall obtain and maintain a blanket policy issued by an insurer acceptable to Fannie Mae or Freddie Mac insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.02(j) and otherwise complies with all other requirements of Section 4.02(j), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.02(j), it being understood and agreed that such policy may contain a deductible clause, in which case the [related] Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.02(j), and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with [its/their] activities as servicer[s] of the Mortgage Loans, [the/each] Servicer agrees to prepare and present, on behalf of the Master Servicer and the Indenture Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Master Servicer or Indenture Trustee, the [related] Servicer shall cause to be delivered to the Master Servicer or the Indenture Trustee, as applicable, a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Master Servicer and the Indenture Trustee.

(l)   Maintenance of Fidelity Bond and Errors and Omissions Insurance. [The/Each] Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan. The Servicer Fidelity Bond shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer[s] against losses, including forgery, theft, embezzlement and fraud of such persons. The Servicer Errors and Omissions Insurance Policy shall protect and insure the Servicer[s] against losses arising out of errors and omissions and negligent acts of such persons. Such Servicer Errors and Omissions Insurance Policy shall also protect and insure the Servicer[s] against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.02(l) requiring the Servicer Fidelity Bond or the Servicer Errors and Omissions Insurance Policy shall diminish or relieve [the/a] Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides. Upon request of the Master Servicer or the Indenture Trustee, the [related] Servicer shall deliver to the Master Servicer and the Indenture Trustee a certificate from the surety and the insurer as to the existence of the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy and shall obtain a statement from the surety and the insurer that such Servicer Fidelity Bond or Servicer Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Master Servicer. The [related] Servicer shall notify the Master Servicer and the Indenture Trustee within five (5) business days of receipt of notice that such Servicer Fidelity Bond or Servicer Errors and Omissions Insurance Policy will be, or has been, materially modified or terminated. The Issuer must be named as a loss payee on the Servicer Fidelity Bond and as an additional insured on the Servicer Errors and Omissions Insurance Policy. Upon request by the Master Servicer, the [related] Servicer shall provide the Master Servicer with an insurance certificate certifying coverage under this Section 4.02(l), and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

(m)   Inspections. The Servicer[s] shall inspect the Mortgaged Property as often as deemed necessary by [the/each] Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, the Servicer[s] shall inspect the Mortgaged Property and/or take such other actions as may be necessary or appropriate in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer[s] shall keep a written report of each such inspection.

(n)   Restoration of Mortgaged Property. The Servicer[s] need not obtain the approval of the Master Servicer prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Servicer[s] shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)  the Servicer[s] shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)  the Servicer[s] shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii)  pending repairs or restoration, the Servicer[s] shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

(o)  Title, Management and Disposition of REO Property. [In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Indenture Trustee or its designee, or in the event the Indenture Trustee or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the [related] Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Issuer shall acknowledge in writing that such title is being held as nominee for the benefit of the Issuer.

The Servicer[s] shall notify the Master Servicer in accordance with the Fannie Mae Guides of each acquisition of REO Property upon such acquisition (and, in any event, shall provide notice of the consummation of any foreclosure sale within three (3) Business Days from the date the [related] Servicer receives notice of such consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged Property obtained in connection with such acquisition, and thereafter assume the responsibility for marketing such REO property in accordance with Accepted Servicing Practices. Thereafter, the [related] Servicer shall continue to provide certain administrative services to the Master Servicer relating to such REO Property as set forth in this Section 4.02(o). No Servicing Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

The [related] Servicer shall, either itself or through an agent selected by the [related] Servicer, and in accordance with the Fannie Mae Guides manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The [related] Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as required by the circumstances. The [related] Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the [related] Servicer to the Master Servicer.

The Servicer[s] shall use [its/their] best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the [related] Servicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a longer period than one (1) year is permitted under the foregoing sentence and is necessary to sell any REO Property, the [related] Servicer shall report monthly to the Master Servicer as to the progress being made in selling such REO Property. No REO Property shall be marketed for less than the Appraised Value, without the prior consent of Master Servicer. No REO Property shall be sold for less than ninety five percent (95%) of its Appraised Value, without the prior consent of Indenture Trustee. All requests for reimbursement of Servicing Advances shall be in accordance with the Fannie Mae Guides. The disposition of REO Property shall be carried out by the [related] Servicer at such price, and upon such terms and conditions, as the [related] Servicer deems to be in the best interests of the Trust (subject to the above conditions) only with the prior written consent of the Master Servicer. The Servicer[s] shall provide monthly reports to the Master Servicer in reference to the status of the marketing of the REO Properties.]

(p)  Compliance with Safeguarding Customer Information Requirements. The Servicer[s] [has/have] implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

(q)  Notification of Maturity Date. With respect to each Mortgage Loan, the Servicer[s] shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

(r)  Purchase of Defaulted Mortgage Loans. [The/Each] Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Indenture Trustee, the Master Servicer and the Securities Administrator) to purchase for its own account from the Trust Estate any Mortgage Loan that is (as of the first day of a calendar quarter) 90 days or more Delinquent or is an REO Property at a price equal to the Purchase Price; provided, however, that (i) such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related calendar quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related calendar quarter. The principal portion of the funds in respect of such purchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account. Upon receipt by the Securities Administrator of the full amount of the Purchase Price for such Mortgage Loan and notification thereof has been made to the Indenture Trustee, the Indenture Trustee shall release or cause to be released and reassign to the [related] Servicer the related Mortgage File for such Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any such Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement and the Indenture, which instruments shall be prepared by the [related] Servicer and the Indenture Trustee shall have no further responsibility with respect to the Mortgage File relating to such 90 days Delinquent Mortgage Loan purchased by the [related] Servicer.

Section 4.03.   Payments to the Master Servicer.

(a)  Remittances. [On each Servicer Remittance Date, the Servicer[s] shall remit by wire transfer of immediately available funds to the Master Servicer (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.02(e), plus (ii) all Monthly Advances, if any, which the Servicer[s] [is/are] obligated to remit pursuant to Section 4.03(c), plus, (iii) Compensating Interest Payments, minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Collection Period for such amounts. It is understood that, by operation of Section 4.02(d), the remittance on the first Servicer Remittance Date with respect to the Mortgage Loans is to include principal collected after the Cut- off Date through the preceding Determination Date plus interest, adjusted to the Net Mortgage Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

With respect to any remittance received by the Master Servicer after the Servicer Remittance Date, the Servicer[s] shall pay to the Master Servicer interest on any such late payment at a per annum rate equal to the Prime Rate, adjusted as of the date of each change plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall cover the period commencing with the day following the Business Day such payment was due and ending with the Business Day on which such payment is made to the Master Servicer, both inclusive. The payment by [the/a] Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by [the/such] Servicer. On each Servicer Remittance Date, [the/each] Servicer shall provide a remittance report detailing all amounts being remitted pursuant to this Section 4.03(a).

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

(b)  Statements to Master Servicer and Securities Administrator. The Servicer[s] shall furnish to Master Servicer an individual loan accounting report, as of the last Business Day of each month, in the [Servicer's/Servicers’] assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Master Servicer no later than the [fifth] Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both Master Servicer and Servicer, and no later than the [fifth] Business Day of the following month in hard copy, and shall contain the following:

(i)  With respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.02(d));

(ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(iii)  the amount of servicing compensation received by the Servicer[s] during the prior distribution period;

(iv)  the aggregate Scheduled Principal Balance of the Mortgage Loans;

(v)  the aggregate of any expenses reimbursed to the Servicer[s] during the prior distribution period pursuant to Section 4.02(e); and

(vi)  The number and aggregate outstanding principal balances of Mortgage Loans (a) Delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more and (4) 180 days or more and charged-off; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

The Servicer[s] shall provide a monthly remittance report to the Master Servicer in a mutually agreeable format. The Servicer[s] shall also provide a default report containing the information specified in Exhibit F attached hereto with each such report.

The Servicer[s] shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Master Servicer and the Securities Administrator pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer[s] shall provide the Master Servicer and the Securities Administrator with such information as may be requested by it and required for the completion of any tax reporting responsibility of the Securities Administrator within such reasonable time frame as shall enable the Securities Administrator to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

(c)  Monthly Advances by Servicer[s]. Not later than the close of business on the Business Day preceding each Servicer Remittance Date, the Servicer[s] shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the [related] Servicer, whether or not deferred pursuant to Section 4.03(a), of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Net Mortgage Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date; provided, however, that the Servicer[s] may use the Amount Held for Future Distribution (as defined below) then on deposit in the Custodial Account to make such Monthly Advances. The Servicer[s] shall deposit any portion of the Amount Held for Future Distribution used to pay Monthly Advances into the Custodial Account on any future Servicer Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Master Servicer on such Servicer Remittance Date are less than the amount of payments required to be made to the Master Servicer on such Servicer Remittance Date.

The “Amount Held for Future Distribution” as to any Servicer Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and Principal Prepayments received or made in the month of such Servicer Remittance Date, and (ii) payments which represent early receipt of Monthly Payments of principal and interest due on a date or dates subsequent to the related Due Date.

The [Servicer's/Servicers’] obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Servicer Remittance Date prior to the date on which the Mortgaged Property liquidates (including Insurance Proceeds, proceeds from the sale of REO Property or Condemnation Proceeds) with respect to the Mortgage Loan unless the [related] Servicer deems such advance to be a Nonrecoverable Advance. In such event, the [related] Servicer shall deliver to the Master Servicer an Officer's Certificate of [the/such] Servicer to the effect that an officer of the Servicer has reviewed the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

(d)  Liquidation Reports. Upon the foreclosure sale of any Mortgaged Property, the acquisition thereof by the Indenture Trustee pursuant to a deed in lieu of foreclosure or the charge off of a Mortgage Loan that is 180 days Delinquent, the Servicer[s] shall submit to the Indenture Trustee and the Master Servicer a monthly liquidation report with respect to such Mortgaged Property. The Servicer[s] shall also provide reports on the status of REO Property containing such information as the Indenture Trustee may reasonably request.

(e)  Credit Reporting. For each Mortgage Loan, in accordance with its current servicing practices, the Servicer[s] will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner.

Section 4.04.   General Servicing Procedures.

Transfers of Mortgaged Property. [The/Each] Servicer will, to the extent it has actual knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that the [related] Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any. If [the/a] Servicer reasonably believes it is unable under applicable law to enforce such “due-on- sale” clause, [the/such] Servicer will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 4.04(a), the [related] Servicer, with the prior consent of the Master Servicer, the Indenture Trustee and the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer[s] shall follow the underwriting practices and procedures of the [related] Servicer. With respect to an assumption or substitution of liability, the Mortgage Rate borne by the related Mortgage Note, the amount of the Monthly Payment and the maturity date may not be changed (except pursuant to the terms of the Mortgage Note). If the credit of the proposed transferee does not meet such underwriting criteria, the [related] Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan. The [related] Servicer shall notify the Master Servicer and the Indenture Trustee that any such substitution of liability or assumption agreement has been completed and shall forward to the Custodian the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer[s] for entering into an assumption or substitution of liability agreement shall belong to [the/such] Servicer.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, [the/a] Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the [related] Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 4.04(a), the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

(a)  Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the [related] Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, [the/such] Servicer shall immediately notify the Master Servicer by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.02(d) have been or will be so deposited, and the [related] Servicer shall request delivery to it of the portion of the Mortgage File held by the Custodian in accordance with the provisions of Section 5.12.

In the event [the/a] Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Trust may have under the mortgage instruments, the [related] Servicer, upon written demand, shall remit within [two (2)] Business Days to the Trust the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer[s] shall maintain the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy insuring the Servicer[s] against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

(b)  Servicing Compensation. [As compensation for [its/their] services hereunder, the Servicer[s] shall be entitled to withdraw from the Custodial Account (to the extent of interest payments collected on the Mortgage Loans) or to retain from interest payments collected on the Mortgage Loans, the Servicing Fee, subject to Compensating Interest Payments. Additional servicing compensation in the form of assumption fees, as provided in Section 4.04(a), and late payment charges or otherwise shall be retained by the [related] Servicer to the extent not required to be deposited in the Custodial Account. No Servicing Fee shall be payable in connection with partial Monthly Payments. The Servicer[s] shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement.]

(c)  Annual Audit Report. On or before [February 28th] of each year beginning [February 28], [       ], [the/each] Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish to the Seller, the Master Servicer, the Indenture Trustee and the Depositor in a form acceptable for filing with the Commission as an exhibit to a Form 10-K a report on the assessment of compliance made by [the/each] Servicer and delivered pursuant to subsection (d) of this Section 4.04, which report shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. In addition, on an annual basis, Servicer[s] shall provided the Seller, the Master Servicer, the Indenture Trustee and the Depositor with copies of its audited financial statements.

(d)  Annual Compliance Certifications.

(i)  On or before [February 28th] of each year beginning [February 28], [        ], [the/each] Servicer shall deliver to the Seller, the Master Servicer, the Indenture Trustee and the Depositor a servicer’s certificate stating, as to each signer thereof, that (i) a review of the activities of the [related] Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the [related] Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof, including the steps being taken by the [related] Servicer to remedy such default.

(ii)  On or before [February 28th] of each year beginning [February 28], [        ], the Servicer shall deliver to the Seller, the Master Servicer, the Indenture Trustee and the Depositor a report regarding the [each] Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(iii)  For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended is required to be delivered on behalf of the Trust, a Servicing Officer shall execute and deliver on or prior to [February 28th] of each applicable year, commencing in 2006, or at any other time upon thirty (30) days written request, an Officer’s Certificate to the Depositor for the benefit of the Depositor and its officers, directors and affiliates, certifying as to the following matters:

(1)  I have reviewed the servicer compliance statement of the [related] Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[    ] that were delivered by the Servicer pursuant to the Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) [dated as of [      ] by and among [            ] (collectively, the “Servicing Information”);

(2)  Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the end of 200[  ];

(3)  Based on my knowledge, all of the Servicing Information required to be provided by the [related] Servicer under the Transfer and Servicing Agreement has been provided to the Master Servicer;

(4)  I am responsible for reviewing the activities performed by the [related] Servicer as servicer under the Transfer and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the [related] Servicer has fulfilled its obligations under the Transfer and Servicing Agreement; and

(5)  The Compliance Statement, the Servicing Assessment and the Attestation Report required to be included in the Annual Report on Form 10-K filed by the Depositor have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the Depositor. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

(iv)  The Servicer[s] shall indemnify and hold harmless the Issuer, the Depositor and the Master Servicer and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by [the/a] Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 4.04(e) for the negligence, bad faith or willful misconduct of the [related] Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any of the foregoing parties, then the [related] Servicer agrees that it shall contribute to the amount paid or payable by the indemnified party or parties as a result of the losses, claims, damages or liabilities of the indemnified party or parties in such proportion as is appropriate to reflect the relative fault of the indemnified party or parties on the one hand and the [related] Servicer on the other in connection with a breach of [the/such] Servicer’s obligations under this Section 4.04(e) or [the/such] Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 4.05.   Representations, Warranties and Agreements.

(a)  Representations, Warranties and Agreements of the Servicer[s]. [The/Each] Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Master Servicer, the Depositor, the Seller, the Indenture Trustee and the Securities Administrator, as of the Closing Date:

(i)  Due Organization and Authority. [The/Each] Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of [Georgia] [        ] and has all licenses necessary to carry out [its/their] business as now being conducted; [the/each] Servicer has the full power and authority and legal right to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement and any agreements contemplated hereby, and this Agreement and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Servicer[s], enforceable against it in accordance with its terms, and all requisite corporate action has been taken by the Servicer[s] to make this Agreement and all agreements contemplated hereby valid and binding upon the Servicer[s] in accordance with their terms;

(ii)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer[s];

(iii)  No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the [Servicer’s/Servicers’] charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the [related] Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the [related] Servicer or their properties are subject;

(iv)  Ability to Perform. [The/Each] Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(v)  No Litigation Pending. There is no litigation, suit, proceeding or investigation pending or, to the best of the [Servicer’s/Servicers’] knowledge, threatened, or any order or decree outstanding, with respect to the Servicer[s] which, either in any one instance or in the aggregate, is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer[s];

(vi)  No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer[s] of or compliance by the Servicer[s] with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(vii)  Servicing Practices. The servicing practices used by the Servicer[s] have been legal and in accordance with applicable laws and regulations and the mortgage loan documents, and in all material respects proper and prudent in the mortgage servicing business. Each Mortgage Loan has been serviced in all material respects with Accepted Servicing Practices. With respect to escrow deposits and payments that the Servicer[s], on behalf of the Trust, is entitled to collect, all such payments are in the possession of, or under the control of, the Servicer[s], and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(viii)  Ability to Service. [The/Each] Servicer is equipped with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. [The/Each] Servicer is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make [the/a] Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(ix)  Servicing Fee. [The/Each] Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer[s], for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement; and

(x)  No Commissions to Third Parties. The Servicer[s] [has/have] not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

(b)  Remedies for Breach of Representations and Warranties of the Servicer[s]. It is understood and agreed that the representations and warranties set forth in Sections 4.05(a) shall survive the engagement of the Servicer[s] to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to the Servicer[s] and shall inure to the benefit of the Master Servicer and the Indenture Trustee. Upon discovery by either the Servicer[s], the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of [the/a] Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer or the Indenture Trustee, the party discovering such breach shall give prompt written notice to the other parties.

Within [sixty (60)] days of the earlier of either discovery by or notice to the [related] Servicer of any breach of a representation or warranty set forth in Section 4.05(a) which materially and adversely affects the ability of the [related] Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the [related] Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the [related] Servicer shall, at the Master Servicer’s option, assign its rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer.

In addition, the Servicer[s] shall indemnify all other parties to this Agreement and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the [Servicer’s/Servicers’] representations and warranties contained in Section 4.05(a).

Any cause of action against [the/a] Servicer relating to or arising out of the breach of any representations and warranties made in Section 4.05(a) shall accrue upon (i) discovery of such breach by the [related] Servicer or notice thereof by the Master Servicer or the Indenture Trustee to the [related] Servicer, (ii) failure by the [related] Servicer to cure such breach within the applicable cure period, and (iii) demand upon the [related] Servicer by the Master Servicer or the Indenture Trustee for compliance with this Agreement.

(c) Additional Indemnification by the Servicer[s]. The Servicer[s] shall indemnify the Master Servicer, the Issuer, the Indenture Trustee, and the Securities Administrator and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the “Liabilities”) that the indemnified party may sustain in any way related to the failure of the [related] Servicer to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement. The [related] Servicer shall immediately notify the Master Servicer, the Indenture Trustee and the Securities Administrator if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and the [related] Servicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. The Servicer[s] shall be reimbursed promptly from the Custodial Account for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the [Servicer’s/Servicers’] indemnification pursuant to this Section 4.05(c), the failure of the [related] Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement, the breach of a representation or warranty set forth in Section 4.05(a) or the gross negligence, bad faith or willful misconduct of the [related] Servicer.

Section 4.06.   The Servicer.

(a)  Merger or Consolidation of [the/a] Servicer. [The/Each] Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the [related] Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the [related] Servicer shall be a party, or any Person succeeding to the business of the [related] Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person, or the parent company of such successor or surviving Person, shall be an institution (i) having a generally accepted accounting principals (“GAAP”) net worth not less than $25,000,000, (ii) which is a HUD-approved mortgagee whose primary business is in origination and servicing of residential mortgage loans, and (iii) who is a Fannie Mae or Freddie Mac approved seller/servicer in good standing; provided, however, that if such successor or surviving Person does not have a GAAP net worth of at least $25,000,000, the parent company of such successor or surviving Person shall act as guarantor with respect to such successor's obligations under this Agreement.

(b)  Limitation on Liability of the Servicer[s] and Others. Neither the Servicer[s] nor any of the directors, officers, employees or agents of the Servicer[s] shall be under any liability to the Master Servicer, the Depositor, the Issuer, the Indenture Trustee or the Securities Administrator for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer[s] or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement (except to the extent otherwise covered by Section 4.05(c)). The Servicer[s] and any director, officer, employee or agent of the Servicer[s] may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer[s] shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the [related] Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the [related] Servicer shall be entitled to reimbursement from the Custodial Account for the reasonable legal expenses and costs of such action.

The Servicer[s] and any director, officer, employee or agent of the Servicer[s] shall be indemnified and held harmless by the Trust against any and all Liabilities incurred in connection with any legal action relating to this Agreement or the Notes, except to the extent such Liabilities resulted from or arose out of the negligence, bad faith or willful misfeasance in the performance of the [Servicer’s/Servicers’] (or any director, officer, employee or agent of [the/a] Servicer) duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder.

(c)  Limitation on Resignation and Assignment by the Servicer[s]. The Servicer[s] shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer[s] and the Master Servicer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the [related] Servicer. Any such determination permitting the resignation of the [related] Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer and the Indenture Trustee, which Opinion of Counsel shall be in form and substance acceptable to each of them. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 4.08.

With respect to the retention of the [related] Servicer to service the Mortgage Loans hereunder, the [related] Servicer acknowledges that the Seller, Master Servicer and Indenture Trustee have acted in reliance upon the [related] Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Servicer[s] shall not either assign this Agreement or the servicing hereunder or delegate [its/their] rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, other than in the normal course of business, without the prior written approval of the Seller, the Master Servicer and the Indenture Trustee, which consent shall not be unreasonably withheld; provided that the [related] Servicer may assign the Agreement and the servicing hereunder without the consent of the Seller, the Master Servicer and the Indenture Trustee to an affiliate of the Servicer to which all servicing of the [related] Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the [related] Servicer, such affiliate has a GAAP net worth of at least $25,000,000 and (iii) such affiliate shall deliver to the Seller, the Master Servicer and the Indenture Trustee a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

Without in any way limiting the generality of this Section 4.06(c), in the event that [the/a] Servicer shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the then such parties shall have the right to terminate this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the [related] Servicer (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party. Nothing in this Section shall restrict the right of the [related] Servicer to cause the Mortgage Loans to be subserviced as provided in this Agreement.

(d)  Successor Servicers. The provisions of Sections 4.06(a), (b) and (c) shall apply to any successor to [the/a] Servicer hereunder.

Section 4.07.   Termination for Cause.

Any of the following occurrences shall constitute an event of default (each, a “Servicer Event of Default”) on the part of the Servicer[s]:

(i)  [any failure by the Servicer[s] to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

(ii)  failure by the Servicer[s] duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than Sections 4.04(d) and 4.04(e)) which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer[s] by the Master Servicer and the remedial period provided for herein has expired; or

(iii)  the [related] Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer's ability to perform its obligations hereunder; or

(iv)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer[s] and such decree or order shall have remained in force undischarged or unstayed for a period of [sixty (60)] days; or

(v)  the Servicer[s] shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the [related] Servicer or of or relating to all or substantially all of its property; or

(vi)  the Servicer[s] shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations; or

(vii)  the [related] Servicer ceases to be approved by either Fannie Mae or Freddie Mac as a mortgage loan seller or servicer for more than [thirty (30)] days; or

(viii)  the [related] Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Master Servicer, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

(ix)  the [related] Servicer fails to meet the eligibility criteria set forth in the last sentence of Section 4.06(a); or

(x)  failure by the Servicer[s] to duly perform, within the required time period, its obligations under Sections 4.04(d) or 4.04(e) which failure continues unremedied for a period of [fifteen (15)] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer[s] by the Master Servicer.]

Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Master Servicer, by notice in writing to the [related] Servicer, in addition to whatever rights the Master Servicer may have under Sections 3.03 and 4.05(c) and at law or equity or to damages, including injunctive relief and specific performance, may, and shall, if so directed by the Majority Noteholders, terminate all the rights and obligations of the [related] Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the [related] Servicer for the same. On or after the receipt by the [related] Servicer of such written notice, all authority and power of the [related] Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 4.08. Upon written request from the Master Servicer, the [related] Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the [related] Servicer's sole expense. The [related] Servicer agrees to cooperate with the Master Servicer and such successor in effecting the termination of the [related] Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the [related] Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

By a written notice, the Master Servicer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.08.   Successor to Servicer[s]. Prior to termination of the [related] Servicer's responsibilities and duties under this Agreement pursuant to Sections 4.06(c), 4.07 and 5.10, the Master Servicer shall (i) succeed to and assume all of the [related] Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 4.06(a) hereof acceptable to the Rating Agencies, as evidenced by a letter from each Rating Agency to the effect that such an appointment will not result in a qualification, withdrawal or downgrade of the then current rating of any of the Notes, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the [related] Servicer under this Agreement prior to the termination of the [related] Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Master Servicer and such successor shall agree. In the event that the [related] Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the [related] Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the [related] Servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the [related] Servicer of the representations and warranties made pursuant to Section 4.05(a) and the remedies available to the Master Servicer and the Indenture Trustee under Sections 4.05(b) and 4.05(c), it being understood and agreed that the provisions of such Sections 4.05(a), 4.05(b) and 4.05(c) shall be applicable to the [related] Servicer notwithstanding any such resignation or termination of the [related] Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the [related] Servicer and to the Master Servicer an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the [related] Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the [related] Servicer or this Agreement pursuant to Section 4.06(c), 4.07 or 5.10 shall not affect any claims that the Master Servicer may have against the Servicer arising prior to any such termination or resignation.

The [related] Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the [related] Servicer shall account for all funds. The [related] Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the [related] Servicer. Within [ten (10)] Business Days of the execution and delivery of such instruments, the successor shall reimburse the [related] Servicer for unrecovered Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the [related] Servicer pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the [related] Servicer shall notify by mail the Indenture Trustee, the Master Servicer, the Securities Administrator, the Seller and the Depositor of such appointment.

Section 4.09.   [Subservicers and Subservicing Agreements; Subcontractors.

(a)  The Mortgage Loans may be subserviced by a Subservicer on behalf of the [related] Servicer provided that the Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact business, and licensed to service mortgage loans, in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the related subservicing Agreement, and in either case shall be a Freddie Mac or Fannie Mae approved mortgage servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation and its licenses to service mortgage loans, in each jurisdiction in which such qualifications and/or licenses are or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. The [related] Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the [related] Servicer of the Subservicer shall not release the [related] Servicer from any of its obligations hereunder and the [related] Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the [related] Servicer. The [related] Servicer shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee. The [related] Servicer shall notify the Master Servicer promptly in writing upon the appointment of any Subservicer.

(b)  At the cost and expense of the [related] Servicer, without any right of reimbursement from the Custodial Account, the [related] Servicer shall be entitled to terminate the rights and responsibilities of the subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the [related] Servicer, at the Servicer’s option, from electing to service the Mortgage Loans itself. In the event that the [related] Servicer’s responsibilities and duties under this Agreement are terminated and if requested to do so by the Master Servicer, the [related] Servicer shall at its own cost and expense terminate the rights and responsibilities of the Subservicer effective as of the date of termination of the [related] Servicer. The [related] Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the subservicer from the [related] Servicer’s own funds without reimbursement from the Trust Estate.

(c)  Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the [related] Servicer alone and the Master Servicer and the Indenture Trustee shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer, except that the Indenture Trustee shall have such claims or rights that arise as a result of any funds held by a Subservicer in trust for or on behalf of the Issuer. Notwithstanding the execution of any subservicing agreement, the [related] Servicer shall not be relieved of any liability hereunder and shall remain obligated and liable for the servicing and administration of the Mortgage Loans.

(d)  Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the subservicer shall be deemed to be between the Subservicer and [related] Servicer alone, and none of the Master Servicer, the Indenture Trustee, the Depositor or the Issuer shall have no obligations, duties or liabilities with respect to the subservicer including no obligation, duty or liability of such parties to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the [related] Servicer shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

(e)  As a condition to the utilization of any Subservicer determined to be “participating in the servicing function” within the meaning of Item 1122, the [related] Servicer shall obtain from any such Subservicer used by the Servicer for the benefit of the Depositor such Subservicer’s written agreement (in form and substance satisfactory to the Depositor) to comply with the provisions of Sections 4.04(c) and (d) of this Agreement to the same extent as if such Subservicer were the [related] Servicer.

(f)  As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122, the [related] Servicer shall obtain from any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Depositor such Subcontractor’s written agreement (in form and substance satisfactory to the Depositor) to comply with the provisions of Sections 4.04(c) and (d) of this Agreement to the same extent as if such Subcontractor were the [related] Servicer.]

Section 4.10.   Superior Liens.

(a)  The Servicer[s] shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a Superior Lien for the protection of the Indenture Trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclosure such junior lienholder’s equity of redemption.

(b)   If [the/a] Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the Superior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the [related] Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust in accordance with Accepted Servicing Practices. The [related] Servicer shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

(c)  The Servicer[s] may, in accordance with Accepted Servicing Practices, consent to the refinancing of any Superior Lien on a Mortgaged Property.

ARTICLE V

ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Section 5.01.   Duties of the Master Servicer; Representations and Warranties.

(a)  For and on behalf of the Issuer, the Indenture Trustee and the Noteholders, the Master Servicer shall master service the Mortgage Loans from and after the Closing Date in accordance with the provisions of this Article V. The Master Servicer hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee, the Securities Administrator and the Servicer[s], as of the Closing Date, that:

(i)  it is validly existing and in good standing as a federally chartered national banking association and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer or the validity or enforceability of this Agreement;

(ii)  the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)  this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)  the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)  the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)  no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)  the Master Servicer, or an affiliate thereof the primary business of which is the servicing of residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer of residential mortgage loans for Fannie Mae, Freddie Mac and HUD;

(viii)  no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix)  the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x)  the Master Servicer has obtained a Master Servicer Errors and Omissions Insurance Policy and a Master Servicer Fidelity Bond in accordance with Section 5.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi)  the information about the Master Servicer under the heading “The Master Servicer” in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b)  It is understood and agreed that the representations and warranties set forth in this Section 5.01 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Seller, the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Securities Administrator and the Servicer[s] and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in this Section 5.01. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the foregoing parties as provided in this Section constitutes the sole remedy (other than as set forth in Section 8.01) of such parties respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by the Seller, the Depositor, the Issuer, the Indenture Trustee, the Securities Administrator or the Servicer[s] or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

Section 5.02.   Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a)  The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without thirty days’ prior written notice to the Indenture Trustee. The Master Servicer shall provide the Depositor and the Indenture Trustee, upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require the Servicer[s] to maintain a Servicer Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of Section 4.02(l) of this Agreement, (ii) cause the Servicer[s] to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in Section 4.02(l) of the Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Indenture Trustee upon request.

(b)  The Master Servicer shall promptly report to the Indenture Trustee and the Securities Administrator any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish either such party, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Indenture Trustee and the Securities Administrator all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Indenture Trustee and the Securities Administrator. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Securities Administrator for deposit into the Collection Account. Any amounts relating to the Mortgage Loans collected by the Servicer[s] under any such bond or policy shall be remitted to the Master Servicer.

Section 5.03.   Master Servicer’s Financial Statements and Related Information. For each year this Agreement is in effect, the Master Servicer shall deliver to the Securities Administrator, the Indenture Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to [    ] of each year, beginning [    ]. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 5.04.   Power to Act; Procedures.

(a)  The Master Servicer shall master service the Mortgage Loans, provided that the Master Servicer shall not take, or knowingly permit the Servicer[s] to take, any action that is inconsistent with or prejudices the interests of the Issuer, the Indenture Trustee or the Noteholders in any Mortgage Loan or the rights and interests of the Depositor, the Issuer, the Indenture Trustee and the Noteholders under this Agreement and the Indenture. The Master Servicer shall represent and protect the interests of the Issuer, the Indenture Trustee and the Noteholders in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. Without limiting the generality of the foregoing, the Master Servicer in its own name, and the Servicer[s], to the extent such authority is delegated to such Servicer[s] under this Agreement, is hereby authorized and empowered by the Indenture Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices, to execute and deliver, on behalf of itself and the Noteholders, the Securities Administrator, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Indenture Trustee shall furnish the Master Servicer, upon request, with any powers of attorney (on the standard form used by the Indenture Trustee) empowering the Master Servicer or the Servicer[s] to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Indenture Trustee shall execute and deliver such other documents as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder, and to allow the Servicer[s] to service the Mortgage Loans in each case in accordance with Accepted Servicing Practices (and the Indenture Trustee or the Securities Administrator shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer[s]). If the Master Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Indenture Trustee or that the Indenture Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Indenture Trustee, the Master Servicer shall join with the Indenture Trustee in the appointment of a co-trustee pursuant to Section [6.10] of the Indenture. In no event shall the Master Servicer, without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Indenture Trustee, be deemed to be the agent of the Indenture Trustee.

(b)  In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement.

Section 5.05.   Enforcement of [Servicer’s/Servicers’] and Master Servicer’s Obligations.

(a)  The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the Servicer is not required to take under this Agreement and (ii) cause the Servicer[s] to take any action or refrain from taking any action if this Agreement does not require the Servicer[s] to take such action or refrain from taking such action.

(b)  The Master Servicer, for the benefit of the Issuer, the Indenture Trustee and the Noteholders, shall enforce the obligations of the Servicer[s] hereunder, and shall, in the event that [the/a] Servicer fails to perform its obligations in accordance herewith, terminate the rights and obligations of the [related] Servicer hereunder and either act as servicer of the related Mortgage Loans or cause other parties hereto to either assume the obligations of the [related] Servicer under this Agreement (or agree to execute and deliver a successor servicing or subservicing agreement with a successor servicer). Such enforcement, including, without limitation, the legal prosecution of claims, termination of servicing or subservicing rights and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

Section 5.06.   Collection Account.

(a)  On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust in the name of the Indenture Trustee (the “Collection Account”), entitled “Collection Account, [    ], as Indenture Trustee, in trust for Holders of the TBW Mortgage Trust [    ], Mortgage Backed Notes.” The Collection Account shall relate solely to the Notes issued by the Issuer, and funds deposited in the Collection Account shall not be commingled with any other monies.

(b)  The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Collection Account that is an Eligible Account within [ten (10)] days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c)  The Master Servicer shall give to the Securities Administrator and the Indenture Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Indenture Trustee. On each Payment Date, the entire amount on deposit in the Collection Account relating to the Mortgage Loans (subject to permitted withdrawals set forth in Section 5.07), other than amounts not included in Interest Funds or Principal Funds to be paid to Noteholders for such Payment Date, shall be applied to make the requested payment of principal and/or interest on each Class of Notes.

(d)  [The Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Payment Date and one Business Day following receipt thereof, the following amounts received or payments made by the Master Servicer (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i)  all remittances from the Custodial Account to the Master Servicer pursuant to Section 4.03;

(ii)  all Monthly Advances made by the Servicer[s] or the Master Servicer pursuant to Section 6.04 hereof and any payment in respect of Prepayment Interest Shortfalls paid by the Master Servicer pursuant to Section 5.16 hereof; and

(iii)  the Purchase Price of any Mortgage Loan repurchased by the Depositor or the Seller during the related Prepayment Period or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan.

(e)  Funds in the Collection Account may be invested by the Master Servicer in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the next Payment Date (or on the Payment Date with respect to any Eligible Investment of the Master Servicer or any other fund managed or advised by it or any Affiliate) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Indenture Trustee and the Noteholders. All income and gain net of the Indenture Trustee Fee, the Owner Trustee Fee, the Custodian Fee and any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.07 and shall not be part of the Trust Estate. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the Servicer[s], as applicable, as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.]

Section 5.07.   Application of Funds in the Collection Account. The Master Servicer shall withdraw funds from the Collection Account for payments to the Note Payment Account pursuant to Section 6.01. In addition, the Master Servicer may prior to making the payment pursuant to Section 6.01 from time to time make withdrawals from the Collection Account for the following purposes:

(i)  [to pay to the Indenture Trustee and the Owner Trustee, the Indenture Trustee Fee and the Owner Trustee Fee, respectively, and to pay to the Custodian its fees, in each case on the Payment Date each year in the month in which such Indenture Trustee Fee and Owner Trustee Fee, and the fees of the Custodian, as applicable, are due and payable pursuant to the terms of the respective fee letter agreements with the Indenture Trustee, the Owner Trustee and the Custodian;

(ii)  to reimburse the Master Servicer or the Servicer[s], as applicable, for any previously unreimbursed Monthly Advances or Servicing Advances made by any such party, such right to reimbursement pursuant to this subclause (ii) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds, Condemnation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Monthly Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or [related] Servicer’s right thereto shall be prior to the rights of the Noteholders;

(iii)  to reimburse the Master Servicer or the Servicer[s] following a final liquidation of a Mortgage Loan for any previously unreimbursed Monthly Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Monthly Advances exceed the related Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Master Servicer’s or [related] Servicer’s right thereto shall be prior to the rights of the Noteholders;

(iv)  to reimburse the Master Servicer or the Servicer[s] from Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 4.02(n) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, to pay to the Master Servicer or the Servicer[s] out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or [related] Servicer’s right thereto shall be prior to the rights of the Noteholders;

(v)  to pay to the Depositor or the Seller or any other Person, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not paid on the date on which the related repurchase was effected, and to pay to the applicable party any Monthly Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

(vi)  to the extent not paid by the Servicer[s], to pay any insurance premium with respect to a Mortgage Loan;

(vii)  to pay to the Master Servicer income earned on the investment of funds on deposit in the Collection Account;

(viii)  to make payment to itself, the Master Servicer, the Securities Administrator, the Servicer[s], the Indenture Trustee, the Custodian, the Owner Trustee and others pursuant to any provision of any Operative Agreement;

(ix)  to withdraw funds deposited in error in the Collection Account;

(x)  to clear and terminate the Collection Account pursuant to Article IX; and

(xi)  to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer and the assumption of such duties by the Indenture Trustee as successor master servicer or a successor master servicer appointed by the Indenture Trustee pursuant to Section 8.01, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Indenture Trustee thereto shall be prior to the rights of the Noteholders.

In connection with withdrawals pursuant to subclauses (ii) through (iv) above, the Master Servicer’s or the [Servicer’s/Servicers’] or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclauses.]

Section 5.08.   Reports to Indenture Trustee and Noteholders.

(a)  On each Payment Date, the Securities Administrator shall make available to the Indenture Trustee, [the Swap Counterparty] and each Noteholder a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

(i)  [the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii)  the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes allocable to interest and the calculation thereof;

(iii)  the amount, if any, of any payment to the Holder of the Ownership Certificate;

(iv)  (A) the aggregate amount of any Monthly Advances required to be made by or on behalf of the Servicer[s] (or the Master Servicer) with respect to such Payment Date, (B) the aggregate amount of such Monthly Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v)  the aggregate amount of Servicing Advances required to be made by or on behalf of the Servicer (or the Master Servicer) with respect to such Payment Date;

(vi)  the aggregate amount of unreimbursed Monthly Advances outstanding and Servicing Advances outstanding with respect to such Payment Date, in each case, including the general use of funds advanced and the general source of funds for reimbursements;

(vii)  the aggregate amount of Nonrecoverable Advances with respect to such Payment Date;

(viii)  the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(ix)  the Class Principal Amount of each Class of Notes, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above;

(x)  the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(xi)  the amount of the Servicing Fee paid during the Collection Period to which such payment relates;

(xii)  the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Securities Administrator by the Servicer, (a) remaining outstanding, (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) 180 days or more Delinquent and charged off; (f) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs, (g) in bankruptcy and (h) that are REO Properties;

(xiii)  the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

(xiv)  with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan and of each Qualifying Substitute Mortgage Loan;

(xv)  the aggregate outstanding Prepayment Interest Shortfalls, Basis Risk Shortfalls and Basis Risk Shortfall Carryforward Amounts, if any, for each Class of Notes, after giving effect to the payments made on such Payment Date;

(xvi)  the Note Interest Rate applicable to such Payment Date with respect to each Class of Notes;

(xvii)  the Interest Funds, the Principal Funds and the Extra Principal Payment Amount applicable to such Payment Date;

(xviii)  if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Collection Account and the amounts actually paid);

(xix)  the amount of any Principal Deficiency Amount and Deferred Interest with respect to each Class of Notes, after giving effect to payments on such Payment Date;

(xx)  [the amount of any Credit Line Advances, if any, made during such Collection Period;]

(xxi)  any applicable Record Dates, accrual dates, determination dates for calculating distributions and actual Payment Dates for the Collection Period;

(xxii)  the amount of cashflows received and the sources thereof for distributions, fees and expenses;

(xxiii)  the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the Indenture Trustee, the Custodian, the Master Servicer, the Securities Administrator[, and] the Servicer[s] [and Subservicer] for such Payment Date;

(xxiv)  the amount of payments accrued and paid with respect to the Cap Counterparty, [insurance premiums], other credit enhancement and support for the Trust, the purpose of such payments and the identification of each payee;

(xxv)  the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

(xxvi)  delinquency and loss information for the distribution period with respect to the Mortgage Loans;

(xxvii)  the number of properties and the unpaid principal balance with respect to each property relating to defaulted Mortgage Loans in the Trust;

(xxviii)   the beginning and ending balances of the Note Payment Account, Collection Account [and any material account activity during the related period];

(xxix)   any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time; information with respect to material breaches of Mortgage Loan representations or warranties or of covenants in the Operative Documents;

(xxx)  information on whether a Delinquency Event or a Cumulative Loss Trigger Event has occurred;

(xxxi)  information regarding any changes to the Mortgage Loans, including any additions or removals in connection with the [Pre-Funding Period] [Revolving Period], repurchases or substitutions;

(xxxii)  the amounts on deposit in the [Pre-Funding Account] [Revolving Account];

(xxxiii)   information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or selection criteria or procedures, as applicable, used to originate, acquire or select additional Mortgage Loans acquired during the [Pre-funding Period] [Revolving Period] or in connection with a substitution;

(xxxiv)   any Overcollateralization Deficiency after giving effect to the payments made on such Payment Date;

(xxxv)  [the [    ]-year Hybrid Loan Amount, the [    ]-year Hybrid Loan Amount and the [    ]-year Hybrid Loan Amount for such Payment Date;]

(xxxvi)  [the amount of any Net Swap Payment to the Trust pursuant to the Swap Agreement, any Net Swap Payment to the Swap Counterparty made pursuant to Section 6.02, any Swap Termination Payment to the Trust made pursuant to Swap Agreement and any Swap Termination Payment to the Swap Counterparty made pursuant to Section 6.02;] and

(xxxvii)  LIBOR with respect to such Payment Date.]

[To be modified for each transaction]

In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall (except in the case of the report delivered to the holder of the Ownership Certificate) be expressed as a dollar amount per $1,000 of original principal amount of Notes.

The Securities Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies and Noteholders via the Securities Administrator’s website. The Securities Administrator’s website can be accessed at [    ]. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at [    ]. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at [    ], and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Securities Administrator by the Master Servicer (in a format agreed to by the Securities Administrator and the Master Servicer) no later than 12:00 p.m. (noon) Eastern Standard Time four Business Days prior to the Payment Date. In preparing or furnishing the foregoing information, the Securities Administrator and the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by the Servicer[s], and neither the Securities Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data. The Securities Administrator, the Indenture Trustee, the Custodian and the Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided to the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

(b)  Upon the reasonable advance written request of any Noteholder that is a savings and loan, bank or insurance company, which request, if received by the Indenture Trustee shall be forwarded promptly to the Securities Administrator, the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicer[s], shall use reasonable efforts to obtain such information and documentation from the Servicer[s], and provide), to such Noteholder such reports and access to information and documentation regarding the Mortgage Loans as such Noteholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Notes; provided, however, that the Securities Administrator shall be entitled to be reimbursed by such Noteholder for actual expenses incurred in providing such reports and access.

(c)  Within [ninety (90)] days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Securities Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Noteholder of record, and make available to Security Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Noteholders pursuant to Section 5.08(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Notes and information regarding the expenses of the Issuer. The Securities Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code. The Master Servicer shall provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

(d)  The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Noteholders. The Master Servicer shall provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports (and the Securities Administrator may rely solely upon such information).

Section 5.09.   Termination of Servicer[s]; Successor Servicers.

(a)  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer[s] upon the occurrence of a Servicer Event of Default as set forth in Section 4.07; provided, however, that in the event of termination of the Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor servicer as provided in Section 4.08.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor servicer. The Master Servicer shall be entitled to be reimbursed by the Servicer[s] (or by the Trust Estate, if the [related] Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b)  If the Master Servicer acts as a successor Servicer, it shall not assume liability for the representations and warranties of the Servicer that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer and in the event of any such assumption by the successor servicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c)  If the Master Servicer acts as a successor Servicer, it will have no obligation to make a Monthly Advance if it determines in its reasonable judgment that such Monthly Advance would constitute a Nonrecoverable Advance.

Section 5.10.   Master Servicer Liable for Enforcement. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of Article IV for the benefit of the Noteholders. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of the Servicer[s] in the performance by such Servicer of its obligations under Article IV.

Section 5.11.   Assumption of Master Servicing by Indenture Trustee.

(a)  In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Default under Section 8.01 of this Agreement), the Indenture Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder. The Indenture Trustee, its designee or any successor master servicer appointed by the Indenture Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer accruing prior to its replacement as Master Servicer, and shall be liable to the Indenture Trustee, and hereby agrees to indemnify and hold harmless the Indenture Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Indenture Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Indenture Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Indenture Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b)  The Master Servicer that has been terminated shall, upon request of the Indenture Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of master servicing to the assuming party.

Section 5.12.   Release of Mortgage Files.

(a)  Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the [related] Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the [related] Servicer, promptly notify the Indenture Trustee (or the Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 5.06 have been or will be so deposited) of a Servicing Officer and shall deliver a Request for Release in the form of Exhibit A-5 hereto to the Indenture Trustee or the Custodian with respect to such Mortgage Loan. Upon receipt of such certification and Request for Release, the Indenture Trustee or the Custodian (with the consent, and at the direction of the Indenture Trustee), shall promptly release the related Mortgage File to the [related] Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Servicer[s] (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings. The Indenture Trustee or the Custodian, shall, upon request of the Master Servicer or of the [related] Servicer, as applicable, and delivery to the Indenture Trustee or the Custodian, of a Request for Release signed by a Servicing Officer, release the related Mortgage File held in its possession or control to the Master Servicer (or the [related] Servicer, as applicable). Such trust receipt shall obligate the Master Servicer or the Servicer, as applicable, to return the Mortgage File to the Indenture Trustee or the Custodian, as applicable, when the need therefor by the Master Servicer or the Servicer, as applicable, no longer exists unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the [related] Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

(c)  At any time that the [related] Servicer is required to deliver to the Custodian a Request for Release, the [related] Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the [related] Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall, if required, be followed by an assignment of mortgage, without recourse, representation or warranty from the Indenture Trustee to the Seller and the related Mortgage Note shall be endorsed either in blank or without recourse by the Indenture Trustee and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall, if required, be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Indenture Trustee and returned to the Servicer.

Section 5.13.   Documents, Records and Funds in Possession of Master Servicer to be Held for Indenture Trustee.

(a)  The Master Servicer shall transmit, or cause the Servicer[s] to transmit, to the Indenture Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer[s] from time to time as are required by the terms hereof to be delivered to the Indenture Trustee or the Custodian. Any funds received by the Master Servicer or by the Servicer[s] in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or the Servicer[s] as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee and the Noteholders subject to the Master Servicer’s right to retain or withdraw amounts provided in this Agreement and to the right of the Servicer[s] to retain its Servicing Fee and other amounts as provided herein. The Master Servicer shall, and shall cause the Servicer[s] to, provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Noteholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the Servicer[s], in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, shall be held by the Master Servicer or by the Servicer[s] for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by relevant Uniform Commercial Code or laws; provided, however, that the Master Servicer and the Servicer[s] shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer[s] under this Agreement and shall be authorized to remit such funds to the Securities Administrator in accordance with this Agreement.

(c)  The Servicer[s] and the Master Servicer each hereby acknowledges that concurrently with the execution of this Agreement, the Indenture Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Indenture Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer[s] or the Master Servicer that are collected by the Servicer[s] or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer[s] or the Master Servicer is entitled to hereunder); and the Servicer[s] and the Master Servicer each agrees that so long as the Mortgage Loans are assigned to and held by the Indenture Trustee or the Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or the Servicer[s] shall be held by the Master Servicer or the Servicer[s] for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d)  The Master Servicer agrees that it shall not, and shall not authorize the Servicer[s] to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to or for the benefit of the Indenture Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 5.14.   Opinion. On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Indenture Trustee, the Issuer, the Securities Administrator and the Servicer[s] one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 5.15.   Indenture Trustee To Retain Possession of Certain Insurance Policies and Documents. The Indenture Trustee (or the Custodian on behalf of the Indenture Trustee) shall retain possession and custody of the originals of the primary mortgage insurance policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts payable in respect of the Notes have been paid in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Indenture Trustee (or the Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause the Servicer[s] to deliver to the Indenture Trustee (or the Custodian), upon the execution or receipt thereof the originals of the primary mortgage insurance policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or the Servicer[s] from time to time.

Section 5.16.   Compensation to the Master Servicer. Pursuant to Sections 5.06(e) and [6.01(d)(ii)], all income and gain realized from any investment of funds in the Collection Account and the Note Payment Account shall be for the benefit of the Master Servicer as compensation net of the sum of the Indenture Trustee Fee, Owner Trustee Fee and the Custodian Fee payable by the Master Servicer to the Indenture Trustee, the Owner Trustee and the Custodian, respectively, on behalf of the Trust, as provided in Section 5.07. Notwithstanding the foregoing, the Master Servicer shall deposit in the Collection Account, on or before the related Payment Date, an amount equal to the lesser of (i) its master servicing compensation with respect to such Payment Date and (ii) the amount of any Compensating Interest Payment required to be paid by the Servicer[s] with respect to such Payment Date pursuant to this Agreement, but which is not paid by the [related] Servicer on its behalf. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 5.17.   Annual Officer’s Certificate as to Compliance.

(a)  The Master Servicer shall deliver to the Securities Administrator and the Indenture Trustee on or before [March 1st] of each calendar year, commencing on [March 1], [    ], an Officer’s Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that [the/a] Servicer has failed to perform any of its duties, responsibilities and obligations set forth in Article IV hereunder in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from [the/each] Servicer an annual certificate of compliance and a copy of such Servicer’s annual audit report, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report. In addition, the Master Servicer shall deliver to the Securities Administrator and the Indenture Trustee a report regarding the Master Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(b)  The Securities Administrator shall deliver to the Indenture Trustee a report regarding the Securities Administrator’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(c)  Copies of such statements shall be provided to any Noteholder upon request, by the Master Servicer or the Securities Administrator or by the Indenture Trustee at the Master Servicer’s or Securities Administrator’s, as applicable, expense if the Master Servicer or the Securities Administrator, as applicable, failed to provide such copies (unless (i) the Master Servicer or the Securities Administrator, as the case may be, shall have failed to provide the Indenture Trustee (or the Securities Administrator with respect to statements provided by the Master Servicer) with such statement or (ii) the Indenture Trustee (or the Securities Administrator with respect to statements provided by the Master Servicer) has no actual knowledge of the Master Servicer’s or Securities Administrator’s failure to provide such statement).

Section 5.18.   Annual Independent Accountants’ Servicing Report. Each of the Master Servicer and the Securities Administrator at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Issuer, the Indenture Trustee, the Rating Agencies and the Depositor on or before March 1 of each calendar year in a form acceptable for filing with the Commission as an exhibit to a Form 10-K a report on the assessment of compliance made by the Master Servicer or the Securities Administrator, as the case may be, and delivered pursuant to Section 5.17, which report shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. In addition, on an annual basis, Master Servicer and the Securities Administrator shall provided the Seller, the Indenture Trustee and the Depositor with copies of its audited financial statements. Copies of such statements shall be provided to any Noteholder upon request by the Indenture Trustee at the expense if the Master Servicer or the Securities Administrator, as applicable, failed to provide such copies (unless (i) the Master Servicer or the Securities Administrator, as the case may be, shall have failed to provide the Indenture Trustee (or the Securities Administrator with respect to statements provided by the Master Servicer) with such report or (ii) the Indenture Trustee (or the Securities Administrator with respect to statements provided by the Master Servicer) has no actual knowledge of the Master Servicer’s or Securities Administrator’s failure to provide such report). If such report discloses exceptions that are material, the Master Servicer and the Securities Administrator, as the case may be, shall advise the Indenture Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 5.19.   Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) seller/servicer of residential mortgage loans for Fannie Mae, Freddie Mac and HUD and shall have a net worth of not less than $25,000,000.

Section 5.20.   Resignation of Master Servicer. Except as otherwise provided in Sections 5.19 and this Section 5.20 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Indenture Trustee and the Issuer. No such resignation shall become effective until the Indenture Trustee shall have assumed, or a successor master servicer shall have been appointed by the Indenture Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Indenture Trustee.

Section 5.21.   Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Indenture Trustee and the Depositor shall have consented to such action; provided, however, that the Master Servicer shall have the right without the prior written consent of the Indenture Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 5.16 hereof, shall thereafter be payable to such successor master servicer.

Section 5.22.   Limitation on Liability of the Master Servicer and Others.

(a)  The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)  No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c)  Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Notes or any other Operative Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 5.07.

Section 5.23.   Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer[s] and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee or the Servicer[s] may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer[s] shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement, the Mortgage Loans entitling the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee or the Servicer to indemnification under this Section 5.23, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The failure to provide such immediate notice shall not affect the Master Servicer’s obligation pursuant to this Section 5.23 to indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer[s], except to the extent that the Master Servicer is materially prejudiced by such failure to notify.

Section 5.24.   Alternative Index. In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer[s] shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Servicer[s] shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

Section 5.25.   Transfer of Servicing. [The/Each] Servicer agrees that it shall provide written notice to the Master Servicer and the Indenture Trustee [thirty] days prior to any proposed transfer or assignment by the Seller of the servicing of the Mortgage Loans. In addition, the ability of the Servicer[s] to transfer or assign the servicing hereunder to a successor servicer shall be subject to the following conditions:

(i)  Receipt of written consent of the Master Servicer to such transfer, which consent shall not be unreasonably withheld;

(ii)  Such successor servicer must satisfy the servicer eligibility standards set forth in Section 4.06(a);

(iii)  Such successor servicer must execute and deliver to the Master Servicer and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Master Servicer and the Indenture Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer[s];

(iv)  At the time of the transfer, there must be delivered to the Indenture Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes; and

(v)  The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Payment Date, to the Securities Administrator, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

Section 5.26.   Compliance with Safeguarding Customer Information Requirements. The Master Servicer has implemented and will maintain security measures designed to meet the objectives of the Guidelines.

ARTICLE VI

DEPOSITS AND PAYMENTS TO HOLDERS

Section 6.01.   The Note Payment Account.

(a)  The Paying Agent shall establish and maintain on behalf of the Noteholders, the Note Payment Account entitled “Note Payment Account, [    ], as Indenture Trustee, in trust for Holders of the TBW Mortgage Trust [    ], Mortgage Backed Notes.”

(b)  The Note Payment Account shall be an Eligible Account. If the Note Payment Account ceases to be an Eligible Account, the Paying Agent shall establish a new Note Payment Account that is an Eligible Account within [10] days and transfer all funds and investment property on deposit in such existing Note Payment Account into such new Note Payment Account.

(c)  [On each Master Servicer Remittance Date, the Master Servicer shall remit to the Paying Agent the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 5.07).

(d)  Upon receipt, the Paying Agent shall deposit the amount received from the Master Servicer pursuant to subsection (c) of this Section 6.01 into the Note Payment Account.

(e)  Funds in the Note Payment Account may be invested by the Paying Agent in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than the related Payment Date and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Indenture Trustee in trust for the benefit of the Noteholders. All income and gain net of the Indenture Trustee Fee, the Owner Trustee Fee, the Custodian Fee and any losses realized from any such investment of funds on deposit in the Note Payment Account shall be for the benefit of the Master Servicer and shall be subject to withdrawal by the Paying Agent for payment to the Master Servicer from time to time in accordance with subsection (f) below and shall not be part of the Trust Estate. The amount of any losses incurred in respect of any such investments shall be deposited in the Note Payment Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.

(f)  The Paying Agent shall withdraw funds from the Note Payment Account for payments to Noteholders and the Certificate Distribution Account in the manner specified in this Agreement. In addition, the Paying Agent may prior to making the payment pursuant to Section 6.02 from time to time make withdrawals from the Note Payment Account for the following purposes:

(i)  to the extent not reimbursed by the Master Servicer, to make payment to itself pursuant to any provision of the Operative Agreements;

(ii)  to pay to the Master Servicer income earned on the investment of funds on deposit in the Note Payment Account;

(iii)  to pay to the Indenture Trustee, the Owner Trustee and the Custodian, amounts required to be reimbursed to them in accordance with the provisions of the Operative Agreements;

(iv)  to withdraw funds deposited in error in the Note Payment Account; and

(v)  to clear and terminate the Note Payment Account pursuant to Article IX.]

Section 6.02.   Payments from the Note Payment Account.

(a)  On each Payment Date, the Paying Agent shall pay the Interest Funds for such date, from funds in the Note Payment Account, in the following order of priority in accordance with the report of the Securities Administrator:

(i)  [to the Swap Counterparty, the amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date (including amounts remaining unpaid for previous Payment Dates) pursuant to each Swap Agreement (to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event);]

(ii)  [concurrently, in proportion to the amount of Accrued Note Interest for each such Class, to the Senior Notes, Accrued Note Interest for each such Class for such Payment Date;

(iii)  to the Class [    ] Notes, Accrued Note Interest for such Class for such Payment Date;

(iv)  to the Class [    ] Notes, Accrued Note Interest for such Class for such Payment Date; and

(v)  for application as part of Monthly Excess Interest for such Payment Date, as provided in subsection (d) of this Section, any Interest Funds remaining after application pursuant to clauses (i) through ([    ]) above.]

[To be modified in accordance with the structure of the related transaction.]

(b)  On each Payment Date, the Paying Agent shall pay the Principal Payment Amount for such Payment Date from funds in the Note Payment Account as follows:

(i)  [On each Payment Date during the Revolving Period, in the following order of priority:

(1) [to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent payable but not paid from the Interest Funds pursuant to subsection 6.02(a)(i) above);]

(2) [On each Payment Date during the Revolving Period, to the Depositor, the purchase price of any Additional Mortgage Loans to be purchased by the Trust Fund from the Depositor on such Payment Date;];]

(ii)  [After the Revolving Period and] On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, in the following order of priority:

(1)  [to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent payable but not paid from the Interest Funds pursuant to subsection 6.02(a)(i) above);]

(2)  [concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Notes, in reduction of their Class Principal Amounts until the Class Principal Amount of each such Class has been reduced to zero;

(3)  to the Class [    ] Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(4)  to the Class [    ] Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

(5)  for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (c) of this Section, any Principal Payment Amount remaining after application pursuant to clauses (1) through ([    ]) above.]

(iii)  On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, in the following order of priority:

(1)  [to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent payable but not paid from the Interest Funds pursuant to subsection 6.02(a)(i) above);]

(2)  [concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Notes, an amount equal to the Class [    ] Principal Payment Amount, in reduction of their Class Principal Amounts until the Class Principal Amount of each such Class has been reduced to zero;

(3)  to the Class [    ] Notes, an amount equal to the Class [    ] Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(4)  to the Class [    ] Notes, an amount equal to the Class [    ]Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

(5)  for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (c) of this Section, any Principal Payment Amount remaining after application pursuant to clauses (1) through ([    ]) above.]

[To be modified in accordance with the structure of the related transaction.]

(c)  On each Payment Date, the Paying Agent shall pay the Monthly Excess Cashflow for such date from funds in the Note Payment Account in accordance with the report of the Securities Administrator, in the following order of priority:

(i)  [On each Payment Date during the Revolving Period, to the Depositor, the purchase price of any Additional Mortgage Loans to be purchased by the Trust Fund from the Depositor on such Payment Date;]

(ii)  [On each Payment Date after the Revolving Period, in the following order of priority:]

(1)  [to fund the Extra Principal Payment Amount, to the extent of Monthly Excess Interest available on such Payment Date;

(2)  concurrently, in proportion to the amount of Deferred Interest for each such class, to the Senior Notes, any Deferred Interest for each such Class and such Payment Date;

(3)  to the Class [    ] Notes, any Deferred Interest for such Class and such Payment Date;

(4)  to the Class [    ] Notes, any Deferred Interest for such Class and such Payment Date;

(5)  concurrently, in proportion to the amount of Basis Risk Shortfall Carryforward Amount for each such Class, to the Senior Notes, any Basis Risk Shortfall Carryforward Amount for each such Class and such Payment Date [to the extent not covered by the [Cap] [Swap] Agreements];

(6)  to the Class [    ] Notes, any applicable Basis Risk Shortfall Carryforward Amount for such Class and such Payment Date [to the extent not covered by the [Cap] [Swap] Agreements];

(7)  to the Class [    ] Notes, any applicable Basis Risk Shortfall Carryforward Amount for such Class and such Payment Date [to the extent not covered by the [Cap] [Swap] Agreements];

(8)  [on each Payment Date, for payment to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to any Swap Agreement;]

(9)  [on each Payment Date, for payment to the Swap Counterparty any amount payable in connection with the purchase of a substitute Swap Agreement, if any;] and;

(10)  to the Certificate Distribution Account, for payment to the Residual Holder (or as otherwise provided in the Trust Agreement), any amount remaining on such Payment Date after application pursuant to clauses (i) through ([    ]) above.]

[To be modified in accordance with the structure of the related transaction.]

Section 6.03.   Control of the Trust Account.

(a)  The Depositor and the Issuer hereby appoint the Securities Administrator as Securities Intermediary with respect to the Trust Accounts, and the Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Noteholders, a security interest to secure all amounts due Noteholders hereunder in and to the Trust Accounts and the Security Entitlements to all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Accounts and all proceeds thereof. Amounts held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Noteholders. Upon the termination of the Issuer or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Notes or interests therein, the Noteholders shall be deemed to have appointed the Securities Administrator as Securities Intermediary. The Securities Administrator hereby accepts such appointment as Securities Intermediary.

(b)  With respect to the Trust Account Property credited to the Trust Accounts, the Securities Intermediary agrees that:

(i)  with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(ii)  the sole assets permitted in each Trust Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

(iii)  any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining each Trust Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has Control;

(c)  The Securities Intermediary hereby confirms that (A) each Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to each Trust Account, (B) all Trust Account Property in respect of each Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to each Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trust Account be registered in the name of the Depositor or the Issuer, payable to the order of the Depositor or the Issuer or specially endorsed to the Depositor or the Issuer, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

(d)  The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to each Trust Account shall be treated as a Financial Asset;

(e)  If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee (or the Securities Administrator on its behalf) directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor, the Issuer or any other Person. If at any time the Indenture Trustee or the Securities Administrator notifies the Securities Intermediary in writing that the Issuer has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor or the Issuer directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person;

(f)  In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in a Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The Financial Assets credited to each Trust Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of a Trust Account and (ii) the face amount of any checks which have been credited to a Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds);

(g)  There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to the Trust Accounts. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(h)  The rights and powers granted under the Indenture and herein to the Indenture Trustee have been granted in order to perfect its security interest in each Trust Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Trust Accounts, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing; and

(i)  Notwithstanding anything else contained herein, the Depositor and the Issuer agree that each Trust Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows: (1) it will comply with Entitlement Orders related to each Trust Account issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuer, without further consent by the Depositor; (2) until termination of the Issuer or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent, or the Securities Administrator on its behalf; and (3) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to the applicable account.

(j)  Notwithstanding the foregoing, the Issuer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee, the Securities Administrator and the Master Servicer to make withdrawals and payments from each Trust Account for the purpose of permitting the Master Servicer, the Securities Administrator or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(k)  Each of the Depositor and the Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Issuer and the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Depositor shall:

(i)  promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuer’s and the Indenture Trustee’s security interest in the Trust Account Property; and

(ii)  make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuer and the Indenture Trustee of any such filings.

(iii)  Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving [thirty (30)] days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Trust Account Property. In connection with the transactions contemplated by the Operative Agreements relating to the Trust Account Property, each of the Depositor and the Issuer authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 6.03.

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Noteholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Securities Intermediary.

Section 6.04.   Monthly Advances by Master Servicer and Servicer[s].

(a)  Subject to Section 4.03(c), Monthly Advances shall be made in respect of each Servicer Remittance Date as provided herein. If, on any Determination Date, [the/a] Servicer determines that any Monthly Payments due during the related Collection Period have not been received, such Servicer shall advance such amount to the extent provided in Section 4.03(c) hereof. If any Servicer fails to remit Monthly Advances required to be made under Section 4.03(c) hereof, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Monthly Advance on the Servicer Remittance Date immediately following such Determination Date. If the Master Servicer determines that a Monthly Advance is required, it shall on the Business Day immediately prior to the related Payment Date deposit in the Collection Account (from its own funds or funds advanced by the Servicer[s]) immediately available funds in an amount equal to such Monthly Advance. The Master Servicer and the Servicer[s] shall be entitled to be reimbursed from the Collection Account, and the Servicer shall be entitled to be reimbursed from the Custodial Account, for all Monthly Advances made by it as provided in Section 4.02(e). Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that a Monthly Advance is a Nonrecoverable Advance, the Master Servicer shall be under no obligation to make such Monthly Advance.

(b)  In the event that the Master Servicer or [related] Servicer fails for any reason to make a Monthly Advance required to be made pursuant to this Section 6.04, the Indenture Trustee, as successor Master Servicer, shall, on or before the related Payment Date, deposit in the Collection Account an amount equal to the excess of (a) Monthly Advances required to be made by the Master Servicer or the Servicer[s] that would have been deposited in such Collection Account over (b) the amount of any Monthly Advance made by the Master Servicer or the Servicer[s] with respect to such Payment Date; provided, however, that the Indenture Trustee as successor Master Servicer shall be required to make such Monthly Advance only if it is not prohibited by law from doing so and it has determined that such Monthly Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, or otherwise. The Indenture Trustee shall be entitled to be reimbursed from the Collection Account for Monthly Advances made by it pursuant to this Section 6.04 as if it were the Master Servicer and shall be entitled to receive all compensation and fees of the Master Servicer in accordance with Section 8.01(b).

Section 6.05.   [Cap] [Swap] Agreements.

(a)  The Securities Administrator shall establish and maintain an Eligible Account in its name, in trust for the benefit of the Noteholders, the [Cap] [Swap] Account.

(b)  The Securities Administrator shall deposit any [Cap Receipts] [Net Swap Payment] received on any [Cap] [Swap] Agreement Payment Date into the [Cap] [Swap] Account. Amounts on deposit in the [Cap] [Swap] Account shall remain uninvested.

(c)  On each Payment Date, the Securities Administrator shall distribute the amounts received by the Trust under each [Cap] [Swap] Agreement to holders of the Notes in the following order of priority:

(i)  [concurrently, in proportion to the amount of Accrued Note Interest for each such Class, to the Senior Notes, Accrued Note Interest for each such Class for such Payment Date, after giving effect to payments made pursuant to Section 6.02(a)(ii);]

(ii)  [to the Class [    ] Notes, Accrued Note Interest for such Class for such Payment Date, after giving effect to payments made pursuant to Section 6.02(a)(iii);]

(iii)  [to the Class [    ] Notes, Accrued Note Interest for such Class for such Payment Date, after giving effect to payments made pursuant to Section 6.02(a)(iv);]

(iv)  concurrently, pro rata, in proportion to the amount of Basis Risk Shortfall applicable to each such Class, to the Senior Notes, any applicable Basis Risk Shortfall for each such Class and such Payment Date;

(v)  to the Class [    ] Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date;

(vi)  to the Class [    ] Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date; and

(vii)  to the Certificate Distribution Account, for payment to the Residual Holder (or as otherwise provided in the Trust Agreement), any amount remaining on such Payment Date after application pursuant to clauses (i) through ([    ]) above.

If such amounts are insufficient to cover the total amount of any Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the Ownership Certificate.

(d)  On the date on which the [Cap] [Swap] Agreements have terminated and any amounts therefrom have been paid in accordance with Section 6.05(c) above, any amounts remaining in the [Cap] [Swap] Account shall be paid by the Securities Administrator to the Ownership Certificate, and the [Cap] [Swap] Account shall be terminated by the Securities Administrator.]

(e)  [On each Payment Date for which the Securities Administrator has received a payment under a Swap Agreement, the Securities Administrator shall pay such amounts pursuant to priorities provided in Section 6.05(c). On each Payment Date, the Securities Administrator shall pay in accordance with the monthly report furnished by it with respect to such Payment Date pursuant to Section 5.08 in the order of priority and to the extent specified in Section 6.05(c) of this Agreement any payments made by the Swap Counterparty to the Securities Administrator on behalf of the Trust for such Payment Date with respect to the applicable Swap Agreement.]

(f)  [If the Securities Administrator shall not have received a payment with respect to any Swap Agreement by the date on which such payment was due and payable pursuant to the terms thereof, the Securities Administrator shall make demand upon the Swap Counterparty for immediate payment, and the Indenture Trustee may, and at the direction of a majority (by Voting Interests) of the Noteholders shall, take any available legal action, including the prosecution of any claims in connection therewith. The Depositor and the Issuer shall cooperate with the Securities Administrator and the Indenture Trustee in connection with any such demand or action to the extent reasonably requested by the Securities Administrator or the Indenture Trustee. The reasonable legal fees and expenses incurred by the Indenture Trustee in connection with the prosecution of any such legal action shall be reimbursable to the Indenture Trustee from the Trust.]

(g)  [At any time when the Issuer is permitted to terminate a Swap Agreement pursuant to the terms of such agreement (whether due to the occurrence of an event of default, a termination event or otherwise), the Securities Administrator, on behalf of the Issuer, shall terminate such Swap Agreement in writing (i) subject to the Rating Agency Condition or (ii) at the written direction of any Rating Agency; provided that prior to or simultaneously with any termination of any Swap Agreement by the Issuer as a result of any downgrade of the ratings of the Swap Counterparty or its credit support provider, the Issuer shall have entered into a substitute Swap Agreement.]

(h)  [In the event of an early termination of a Swap Agreement, the Issuer shall enter into a substitute Swap Agreement (i) within 20 days after the termination of such existing Swap Agreement or (ii) prior to or simultaneously with the termination of the existing Swap Agreement as described in Section 6.05(g) above, with a substitute counterparty acceptable to the Rating Agencies. The Depositor, on behalf of the Issuer, shall send written notice to the Securities Administrator, the Indenture Trustee and each Rating Agency, within 10 days of the termination of the existing Swap Agreement, identifying a proposed counterparty with respect to the substitute Swap Agreement. Any proposed substitute counterparty shall be subject to the prior written approval of each Rating Agency.]

(i)  [Any up-front fee payable to a replacement Swap Counterparty or other cost or expense associated with the Issuer’s entering into a new Swap Agreement pursuant to this Section 6.05 shall be payable by or on behalf of the Issuer from any payment received by the Securities Administrator in connection with any termination of the existing Swap Agreement; provided, however, if such amount received is not sufficient to pay such up-front fee, the difference shall be paid pursuant to Section 6.02(c)(xix).]

(j)  [Any up-front premium payable to the Trust by a replacement Swap Counterparty in connection with a replacement Swap Agreement shall be distributed pursuant to the priorities provided in Section 6.05(c).]

(k)   [Promptly upon receipt of written notice of termination of any Swap Agreement, the Securities Administrator shall cause notice thereof to be mailed by first-class mail, postage prepaid, to each Rating Agency and the Noteholders at their last addresses appearing upon the Note Register.]

[To be modified in accordance with the structure of the related transaction.]

Section 6.06.   The Capitalized Interest Account.

[The Securities Administrator shall establish and maintain in its name, as Securities Administrator, a trust account entitled “Capitalized Interest Account, [    ], as Securities Administrator, in trust for the benefit of the Holders of “TBW Mortgage Trust [    ] Mortgage Backed Notes.” The Capitalized Interest Account shall be an Eligible Account and if the account ceases to be an Eligible Account, the Securities Administrator shall establish a new Capitalized Interest Account that is also an Eligible Account within five Business Days and transfer all funds and investment property on deposit in the Capitalized Interest Account into such new Capitalized Interest Account. On the Closing Date, the Depositor shall deposit in the Capitalized Interest Account the Original Capitalized Interest Amount. On the Business Day preceding any Payment Date occurring during the Pre-Funding Period, the Securities Administrator shall withdraw from the Capitalized Interest Account an amount equal to the Capitalized Interest Requirement for deposit into the Note Payment Account for distribution to Noteholders in accordance with this Article VI on such Payment Date. Amounts on deposit in the Capitalized Interest Account may be invested by the Securities Administrator in Eligible Investments at the written direction of the Depositor. All investment income and other gain on such investments shall be for the benefit of the Depositor and shall be subject to withdrawal on order of the Depositor from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Depositor by a deposit into the Capitalized Interest Account of its own funds, immediately as realized. At the end of the Pre-Funding Period, all amounts, if any, on deposit in the Capitalized Interest Account shall be withdrawn by the Securities Administrator and distributed to the Depositor and the Capitalized Interest Account shall be terminated.

Section 6.07.   [The Pre-Funding Account] [The Revolving Account].

(a)  The Securities Administrator shall establish and maintain in its name, as Securities Administrator, a trust account entitled “[Pre-Funding Account] [Revolving Account], [    ], as Securities Administrator, in trust for the benefit of the Holders of “TBW Mortgage Trust [    ] Mortgage Backed Notes” and the funds therein shall be used solely for the purchase of [Subsequent Mortgage Loans] [Additional Mortgage Loans]. The [Pre-Funding Account] [Revolving Account] shall be an Eligible Account and if the account ceases to be an Eligible Account, the Securities Administrator shall establish a new [Pre-Funding Account] [Revolving Account] that is also an Eligible Account within five Business Days and transfer all funds and investment property on deposit in the [Pre-Funding Account] [Revolving Account] into such new [Pre-Funding Account] [Revolving Account]. On the Closing Date, the Depositor shall cause to be deposited the [Pre-Funding Amount] [Revolving Amount], into the [Pre-Funding Account] [Revolving Account]. On any subsequent Transfer Date, provided the conditions set forth in Section 2.01(b) have been fully satisfied, the Securities Administrator shall cause to be withdrawn from the [Pre-Funding Account ] [Revolving Account] an amount equal to the Transfer Price of any [Subsequent Mortgage Loans] [Additional Mortgage Loans] as of any applicable Transfer Date sold to the Issuer and to pay such Transfer Price to the Depositor. In no event shall the Securities Administrator withdraw from the [Pre-Funding Account] [Revolving Account] an amount in excess of the [Pre-Funding Amount] [Revolving Amount] or withdraw funds from the [Pre-Funding Account] [Revolving Account] during the [Pre-Funding Period] [Revolving Period] for any other purpose.

(b)  Funds in the [Pre-Funding Account] [Revolving Account] may be invested by the Securities Administrator in Eligible Investments at the written direction of the Depositor. All income and gain on such investments shall be for the benefit of the Depositor and shall be subject to withdrawal on order by the Depositor from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Depositor by a deposit in the [Pre-Funding Account] [Revolving Account] out of its own funds, without any right of reimbursement therefor, immediately as realized.

On the Business Day immediately following the end of the [Pre-Funding Period] [Revolving Period], the Securities Administrator shall transfer any amounts on deposit in the [Pre-Funding Account] [Revolving Account] to the Note Payment Account for distribution on the Payment Date occurring in [    ] as principal to the Holders of the Notes in accordance with this Article VI.

ARTICLE VII

THE SECURITIES ADMINISTRATOR

Section 7.01.   Duties of the Securities Administrator. (a) The Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Securities Administrator.

(b)  In the absence of bad faith on its part, the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Securities Administrator and on their face conforming to the requirements of this Agreement; however, the Securities Administrator shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement.

(c)  The Securities Administrator may not be relieved from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or its own bad faith, except that:

(i)  this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)  the Securities Administrator shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Securities Administrator was negligent in ascertaining the pertinent facts; and

(iii)  the Securities Administrator shall not be liable with respect to any action it takes or omits to take in good faith in accordance with this Agreement.

Section 7.02.   Records. The Securities Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Depositor at any time during normal business hours with prior written notification.

Section 7.03.   Compensation and Indemnity. The Securities Administrator will perform the duties and provide the services under this Agreement for such compensation as shall be agreed upon between the Securities Administrator and the Master Servicer. The Issuer shall indemnify the Securities Administrator and its employees, directors and agents from funds in the Accounts, against any and all claim, loss, liability or expense (including attorneys’ fees) incurred by it in connection with the performance of its duties hereunder or under any Operative Agreement. The Securities Administrator shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Securities Administrator to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Securities Administrator may have separate counsel fees and expenses of such counsel shall be payable on behalf of the Issuer from funds in the Accounts. The Issuer shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Securities Administrator through the Securities Administrator’s own willful misconduct, negligence or bad faith.

The Issuer’s obligations to the Securities Administrator pursuant to this Section shall survive the resignation or removal of the Securities Administrator.

Section 7.04.   Additional Information to be Furnished to the Issuer. The Depositor shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

Section 7.05.   Independence of the Securities Administrator. For all purposes of this Agreement, the Securities Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Securities Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

Section 7.06.   No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Securities Administrator or the Depositor, respectively, and either of the Issuer or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 7.07.   Other Activities of Securities Administrator. Nothing herein shall prevent the Securities Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Securities Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

Section 7.08.   Resignation and Removal of Securities Administrator.

(a)  Subject to Section 7.08(d) hereof, the Securities Administrator may resign its duties hereunder by providing the Issuer with at least [60] days’ prior written notice.

(b)  Subject to Section 7.08(d) hereof, the Issuer may remove the Securities Administrator without cause by providing the Securities Administrator with at least 60 days’ prior written notice.

(c)  Subject to Section 7.08(d) hereof, the Issuer may remove the Securities Administrator immediately upon written notice of termination from the Issuer to the Securities Administrator if any of the following events shall occur:

(i)  the Securities Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer); or

(ii)  a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within 60 days, in respect of the Securities Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Securities Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Securities Administrator’s affairs; or

(iii)  the Securities Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Securities Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Securities Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 7.08(c) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the occurrence of such event.

(d)  No resignation or removal of the Securities Administrator pursuant to this Section shall be effective until (i) a successor Securities Administrator shall have been appointed by the Issuer in accordance with this Agreement and (ii) such successor Securities Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Securities Administrator is bound hereunder. If a successor Securities Administrator does not take office within [60] days after the retiring Securities Administrator resigns or is removed, the resigning or removed Securities Administrator or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

(e)  [In the event of the resignation or removal of the Securities Administrator under the terms of this Agreement, the Issuer shall appoint a successor securities administrator having a combined capital of $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long term debt rating of Baa3 or better by Moody’s and BBB or better by S&P. The appointment of any successor Securities Administrator shall be effective only after receipt of a letter from each Rating Agency to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the Notes.]

(f)  Subject to Sections 7.08(d) and 7.08(d) above, the Securities Administrator acknowledges that upon the appointment of a successor Master Servicer pursuant to Section 8.01, the Securities Administrator shall immediately resign and such successor Master Servicer shall automatically become the Securities Administrator under this Agreement. Any such successor Master Servicer shall be required to agree to assume the duties of the Securities Administrator under the terms and conditions of this Agreement and the other Operative Agreements in its acceptance of appointment as successor Master Servicer. Additionally, the Master Servicer acknowledges that upon the appointment of a successor Securities Administrator pursuant to this Section 7.08, the Master Servicer shall immediately resign and such successor Securities Administrator shall automatically become the Master Servicer under this Agreement. Any such successor Securities Administrator shall be required to agree to assume the duties of the Master Servicer under the terms and conditions of this Agreement and the other Operative Agreements in its acceptance of appointment as successor Securities Administrator.

(g)  [The Securities Administrator (i) may not be an Originator, Master Servicer, Servicer[s], the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 90 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 7.08, then the Indenture Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. The Indenture Trustee shall be entitled to receive the same amount of compensation as the Securities Administrator in the event that it is required to perform the duties of Securities Administrator. The Indenture Trustee shall notify the Rating Agencies of any change of Securities Administrator.]

Section 7.09.   Action upon Termination, Resignation or Removal of the Securities Administrator. Promptly upon the effective date of termination of this Agreement or the resignation or removal of the Securities Administrator pursuant to Section 7.08 hereof, the Securities Administrator shall be entitled to be paid all reimbursable expenses, including any reasonable out-of-pocket attorneys’ fees, accruing to it to the date of such termination, resignation or removal. The Securities Administrator shall forthwith upon such termination pursuant to Section 7.08 deliver to the successor Securities Administrator all property and documents of or relating to the Collateral then in the custody of the Securities Administrator, or if this Agreement has been terminated, to the Depositor. In the event of the resignation or removal of the Securities Administrator pursuant to Section 7.08, the Securities Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Securities Administrator.

ARTICLE VIII

MASTER SERVICER EVENTS OF DEFAULT

Section 8.01.   Master Servicer Events of Default; Indenture Trustee To Act; Appointment of Successor.

(a)  The occurrence of any one or more of the following events shall constitute a “Master Servicer Event of Default”:

(i)  [Any failure by the Master Servicer to cause to be deposited in the Collection Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii)  Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee or the Securities Administrator or to the Master Servicer and the Indenture Trustee by the Majority Noteholders; or

(iii)  A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of [60] days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Notes because of the financial condition or loan servicing capability of such Master Servicer; or

(iv)  The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v)  The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vi)  The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 5.19 hereof; or

(vii)  If a representation or warranty set forth in Section 5.01 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Noteholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Indenture Trustee or the Securities Administrator, or to the Master Servicer and the Indenture Trustee by the Majority Noteholders; or

(viii)  A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Indenture Trustee and the Majority Noteholders; or

(ix)  The Master Servicer has notice or actual knowledge that [the/a] Servicer at any time is not either a Fannie Mae- or Freddie Mac-approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under this Agreement and replaced the Servicer with an Fannie Mae- or Freddie Mac-approved servicer within [60] days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(x)  Any failure of the Master Servicer to remit to the Securities Administrator any Monthly Advance required to be made to the Securities Administrator for the benefit of Noteholders under the terms of this Agreement, which failure continues unremedied as of the close of business on the Business Day prior to a Payment Date.

If a Master Servicer Event of Default described in clauses (i) through (ix) of this Section 8.01 shall occur, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 8.01, the Indenture Trustee, upon obtaining actual knowledge thereof, by notice in writing to the Master Servicer may, and shall, if so directed by the Majority Noteholders, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (x) of this Section 8.01 shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 8.01, the Indenture Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under the terms of this Agreement; and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicer[s] of the assignment of the master servicing function and providing the Indenture Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Indenture Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Indenture Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Notes or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all reasonable out-of-pocket costs of a master servicing transfer, including but not limited to those of the Indenture Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.]

The Indenture Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Estate, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust Estate and the Indenture Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Collection Account pursuant to Section 5.07(viii); provided that the terminated Master Servicer shall reimburse the Trust Estate for any such expense incurred by the Trust Estate; and provided, further, that the Indenture Trustee shall take such action, if any, as provided in the Indenture and as directed by the Noteholders pursuant thereto with respect to pursuing any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 5.07 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Master Servicer Event of Default shall occur, of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall promptly notify each Rating Agency of the nature and extent of such Master Servicer Event of Default. The Securities Administrator or the Master Servicer shall immediately give written notice by facsimile to the Indenture Trustee upon the Master Servicer’s failure to remit Monthly Advances on the date specified herein.

(b)  On and after the time the Master Servicer receives a notice of termination from the Indenture Trustee pursuant to Section 8.01(a) or the Indenture Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 5.20, the Indenture Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Monthly Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Indenture Trustee hereunder. In addition, the Indenture Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 5.01. In the Indenture Trustee’s capacity as such successor, the Indenture Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.

(c)  Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Such successor Master Servicer may be an Affiliate of the Indenture Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Indenture Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Issuer and the Indenture Trustee for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Indenture Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Indenture Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying the Servicer[s] of the assignment of the master servicing functions and providing the Indenture Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Indenture Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Notes or thereafter be received with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Indenture Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

Section 8.02.   Additional Remedies of Indenture Trustee Upon Event of Default. During the continuance of any Master Servicer Event of Default, so long as such Master Servicer Event of Default shall not have been remedied, the Indenture Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 8.03.   Waiver of Defaults. The Majority Noteholders may, on behalf of all Noteholders, waive any default or Master Servicer Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Securities Administrator to make any required payment of principal of or interest on the Notes may only be waived with the consent of 100% of the affected Noteholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.04.   Notification to Holders. Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Indenture Trustee shall promptly mail notice thereof by first class mail to the Noteholders at their respective addresses appearing on the applicable Register. The Indenture Trustee shall also, within [45] days after the occurrence of any Master Servicer Event of Default known to the Indenture Trustee, give written notice thereof to Noteholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such [45]-day period.

Section 8.05.   Directions by Noteholders and Duties of Indenture Trustee During Master Servicer Event of Default. During the continuance of any Master Servicer Event of Default, the Majority Noteholders may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement; provided, however, that the Indenture Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Noteholders.

Section 8.06.   Action Upon Certain Failures of the Master Servicer and Upon Master Servicer Event of Default. In the event that a Responsible Officer of the Indenture Trustee or the Securities Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become a Master Servicer Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Indenture Trustee or Securities Administrator, as applicable, shall give notice thereof to the Master Servicer.

Section 8.07.   Preparation of Reports.

(a)  The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within [15] days after each Payment Date, the Securities Administrator shall, in accordance with industry standards customary for securities similar to the Notes as required by the Exchange Act and the rules and regulations of the Commission (the “SEC Rules”), file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with (i) a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto and (ii) such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB, so long as such information is made available to the Administrator in a format compatible with EDGAR filing requirements. Prior to January 30, 20[    ], the Securities Administrator shall, in accordance with industry standards applicable to the Notes, file a Form 15 Suspension Notification with respect to the Issuer, if applicable. Prior to March 31, 20[    ] and prior to March 31 in each succeeding year so long as a Form 15 has not been filed for the prior calendar year, the Securities Administrator shall file (and the Master Servicer will execute) a Form 10-K, in substance conforming to industry standards applicable to the Notes, with respect to the Issuer.] The Form 10-K shall include (w) the certification required pursuant to Rule 13a-14 under the Exchange Act and any future guidance from the Commission (the “Form 10-K Certification”) signed by or on behalf of the Depositor, (x) the annual certifications delivered by the Indenture Trustee, the Securities Administrator, the Master Servicer, the Owner Trustee, the Servicer[s] [(or the Subservicer on its behalf)], any Subcontractor and the Custodian pursuant to this Agreement[, the Subservicing Agreement] and the Trust Agreement, (y) the related public accounting firm attestation reports and (z) such other information as is required by the SEC Rules and Regulation AB. If any party’s report on assessment of compliance with servicing criteria required by clause (x) in the immediately preceding sentence, or the related public accounting firm attestation report required by clause (y) in the immediately preceding sentence, identifies any material instance of noncompliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), the Securities Administrator shall identify the material instance of noncompliance in such report in the Form 10-K; and in the event that the Securities Administrator is unable to include any report required by either clause (x) or (y) in the immediately preceding sentence in the Form 10-K, the Securities Administrator shall disclose such fact in the Form 10-K together with an explanation as to why such report is not included as an exhibit to the Form 10-K. The Indenture Trustee and the Securities Administrator shall have no liability for any delay in filing the Form 10-K due to the failure of such party to timely sign the Form 10-K or Form 10-K Certification. The Depositor hereby grants, and in the case of the Form 10-K Certification, an Authorized Officer of the Depositor will grant, to the Master Servicer and the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer and the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Issuer. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this section.

(b)  Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Estate for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

(c)  To the extent that, following the Closing Date, the contents of Forms 8-K, 10-K or other Forms required by the Exchange Act and the Rules and Regulations of the Commission and the time by which such Forms are required to be filed, differs from the provisions of this Agreement, the parties hereto hereby agree that each shall reasonably cooperate to amend the provisions of this Agreement (in accordance with Section 10.03) in order to comply with such amended reporting requirements and such amendment of this Agreement. Any such amendment may result in the reduction of the reports filed by the Servicer[s] under the Exchange Act. Notwithstanding the foregoing, none of the Depositor, the Master Servicer, the Servicer[s] or the Securities Administrator shall be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

ARTICLE IX

TERMINATION

Section 9.01.   Termination. The respective obligations and responsibilities of the Master Servicer, the Securities Administrator, the Depositor, the Issuer, the Servicer[s] and the Indenture Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the day after the day on which the Notes are paid in full (including payment pursuant to Section 9.02 below) (the “Termination Date”).

Section 9.02.   Termination Prior to Maturity Date; Optional Redemption.

(a)  [On any Payment Date occurring on or after the Initial Purchase Date, the Residual Holder shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Termination Price. The Master Servicer and the Servicer[s] will be reimbursed from the Termination Price for any outstanding Monthly Advances, Servicing Advances and unpaid Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of this Agreement, as applicable, and the Securities Administrator, the Owner Trustee, the Indenture Trustee, the Custodian [and the Swap Counterparty] shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to this Agreement, the Indenture, the Custodial Agreement, the Trust Agreement [or any Swap Agreement], as applicable. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. The Residual Holder shall deliver written notice of its intention to exercise such option to the Issuer, the Securities Administrator, the Indenture Trustee and the Master Servicer not less than [30] days prior to the applicable Payment Date. If the Residual Holder fails to exercise such option on the Initial Purchase Date, the Note Interest Rate for each Class of Notes will be increased as set forth in the table in the Preliminary Statement herein beginning on the Step-up Date and for each Payment Date thereafter.

In connection with such purchase, the Residual Holder shall direct the Servicer[s] to remit to the Master Servicer all amounts then on deposit in the Custodial Account (other than amounts permitted to be withdrawn by it pursuant to Section 4.02(e)) for deposit to the Collection Account.

(b)  Promptly following any such purchase pursuant to paragraph (a) of this Section and receipt of an Officer’s Certificate of the Residual Holder that the purchase price has been deposited in the Collection Account, the Indenture Trustee or the Custodian shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 9.02, or otherwise upon its order.]

Section 9.03.   Certain Notices upon Final Payment. The Master Servicer or the Securities Administrator, as applicable, shall give the Issuer, the Indenture Trustee, the Owner Trustee, each Rating Agency, [the Swap Counterparty], each Noteholder and the Depositor at least [thirty (30)] days’ prior written notice of the date on which the Trust is expected to terminate in accordance with Section 9.01, or the date on which the Notes will be redeemed in accordance with Section 9.02. Not later than the fifth Business Day in the Collection Period in which the final payment in respect to the Notes is payable to the Noteholders, the Securities Administrator shall mail to the Noteholders a notice specifying the procedures with respect to such final payment. The Securities Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Noteholders. Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.   Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.02.   Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 10.03.   Amendment.

(a)  This Agreement may be amended from time to time by the parties hereto, [without notice to or the consent of the Swap Counterparty (except to the extent that the rights or obligations of the Swap Counterparty hereunder or under any Swap Agreement are affected thereby, and except to the extent the ability of the Securities Administrator on behalf of the Trust to perform fully and timely its obligations under any Swap Agreement is adversely affected, in which case prior written consent of the Swap Counterparty is required)] or any of the Holders of the Notes, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Notes, the Trust or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or in any other Operative Agreement, to make any other provisions with respect to matters or questions arising under this Agreement, (iii) to make any other provision with respect to matters or questions arising under this Agreement (iv) to add, delete, or amend any provisions to the extent necessary or desirable relating to any Class of Notes issued pursuant to a supplemental indenture to the Indenture that is subordinate in rights of payment of interest and principal to each Class of Notes issued pursuant to the Indenture on the Closing Date, or (v) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel (which shall be an expense of the party requesting such amendment and shall not be an expense of the Trust or the Indenture Trustee), (1) affect the status of the Notes as debt for federal income tax purposes and (2) nor shall such amendment effected pursuant to clauses (iii) or (iv) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Indenture Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Notes.

(b)  This Agreement may also be amended from time to time by the parties hereto, with the consent of the Noteholders representing [66-2/3]% Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be paid on any Class of Notes, without the consent of the Noteholders of such Class or (ii) reduce the aforesaid percentages of Class Principal Amount of Notes, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount of the Notes. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of Book-Entry Notes, the related Note Owners.

(c)  Promptly after the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to each Rating Agency.

(d)  It shall not be necessary for the consent of Holders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

Section 10.04.   Acts of Noteholders. Except as otherwise specifically provided herein, whenever Noteholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if the Majority Noteholders agree to take such action or give such consent or approval.

Section 10.05.   Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of Holders of not less than 66-2/3% of the Note Principal Balance of the Notes and of the Holder of the Ownership Certificate requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders, or is necessary for the administration or servicing of the Mortgage Loans.

Section 10.06.   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.07.   Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows or delivered by facsimile (or such other address as may hereafter be furnished to the other party by like notice):

(i)  if to the Seller:

[Taylor, Bean & Whitaker Mortgage Corp.
101 NE 2nd Street
Ocala, Florida 34470]
Attention: [        ]
Facsimile: [         ]

with a copy to:

[Taylor, Bean & Whitaker Mortgage Corp.
101 NE 2nd Street
Ocala, Florida 34470
Attention: General Counsel
Facsimile: [       ]]

(ii)  if to the Servicer[s]:

a) [Taylor, Bean & Whitaker Mortgage Corp.
101 NE 2nd Street
Ocala, Florida 34470]
Attention: [        ]
Facsimile: [        ]

with a copy to:

[Taylor, Bean & Whitaker Mortgage Corp.
101 NE 2nd Street
Ocala, Florida 34470
Attention: General Counsel
Facsimile: [       ]    ]

b) [       ]

(iii)  if to the Master Servicer:

[                                  ]
[                                  ]

(iv)  if to the Securities Administrator:

[                                  ]
[                                  ]

(v)  if to the Indenture Trustee:

[                                  ]
[                                  ]

if to the Depositor:

TBALT Corp.
1690 Stone Village Lane, No. 102
Kennesaw, Georgia 30152
Attention: [        ]
Facsimile: [        ]

with a copy to:

TBALT Corp.
1690 Stone Village Lane, No. 102
Kennesaw, Georgia 30152
Attention: [       ]
Facsimile: [        ]

(vi)  if to the Issuer:

[                                  ]
[                                  ]

All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 10.07.

Section 10.08.   Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

Section 10.09.   Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 10.10.   Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 10.11.   Benefits of Agreement. Nothing in this Agreement or in the Notes, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, power, remedy or claim under this Agreement. Notwithstanding the foregoing, (i) the Owner Trustee shall be an express third party beneficiary of this Agreement and (ii) the Residual Holder shall be an express third party beneficiary with respect to Section 9.02.

Section 10.12.   Special Notices to [the Swap Counterparty and] the Rating Agencies.

(a)  The Servicer[s] shall give prompt notice to [the Swap Counterparty and] each Rating Agency of the occurrence of any of the following events of which it has notice:

(vii)  any amendment to this Agreement pursuant to Section 10.03; and

(viii)  the making of a final payment hereunder.

(b)  All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to [          ]:

[                                              ]
[                                              ]

if to [          ]:

[                                              ]
[                                              ]

if to [          ]:

[                                              ]
[                                              ]

(c)  The Securities Administrator shall make available to [the Swap Counterparty and] the Rating Agencies each report prepared pursuant to Section 5.08.

Section 10.13.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 10.14.   Agreement of the Issuer. The Issuer hereby acknowledges and agrees that, to the extent that the Issuer is deemed to have any interest in any assets of the Depositor that constitute the assets of the trust for any other series of securities with respect to which the Depositor acts as depositor:

(a)  the interest of the Issuer in such assets is subordinate to claims or rights of the holders of such other series of securities to such assets; and

(b)  this Agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

Section 10.15.   Execution by the Issuer. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by [        ], not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by [        ] but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on [        ], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall [         ] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

TBW MORTGAGE TRUST [ ], as Issuer

By:	[ ], not in its individual capacity but solely as Owner Trustee

By:
Name: [ ]
Title: [ ]

TBALT CORP., as Depositor

By:
Name: [ ]
Title: [ ]

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Name: [ ]
Title: [ ]

[ ], as Securities Administrator and Master Servicer

By:
Name: [ ]
Title: [ ]

1

[ ]	)
)ss.:
[ ]	)

On the [    ]th day of [    ] before me, a notary public in and for said State, personally appeared [    ] known to me to be a [    ] of [    ] that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[ ]
Notary Public
[SEAL]

[ ]	)
)ss.:
[ ]	)

On the [    ]th day of [    ] before me, a notary public in and for said State, personally appeared [    ] known to me to be a [    ] of [    ] that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[ ]
Notary Public
[SEAL]

[STATE OF GEORGIA]	)
)ss.:
[COUNTY OF FULTON]	)

On the [    ] before me, a notary public in and for said State, personally appeared [    ] known to me to be an [    ] of TBALT Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[ ]
Notary Public
[Notarial Seal]

[ ]	)
)ss.:
[ ]	)

On the [    ]th day of [    ] before me, a notary public in and for said State, personally appeared [    ] known to me to be a [    ] of [    ] that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[ ]
Notary Public
[SEAL]

[ ]	)
)ss.:
[ ]

On the [    ]th day of [    ] before me, a notary public in and for said State, personally appeared [    ] known to me to be a [    ] of [    ] that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[ ]
Notary Public
[SEAL]

EXHIBIT A-1

FORM OF INITIAL CERTIFICATION

Date
[            ]
[            ]

TBALT Corp.
1690 Stone Village Lane, No. 102
Kennesaw, Georgia 30152
Attention: [    ]

Re:
Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of [      ] by and among TBALT Corp., as Depositor, [      ], as Indenture Trustee, [        ], as Securities Administrator and Master Servicer, TBW Mortgage Trust [       ], as Issuer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [        ], as a Servicer]

Ladies and Gentlemen:

In accordance with Section [2.02(a)] of the Transfer and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section [2.01(c)] of the Transfer and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A to the Transfer and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is subject in all respects to the terms of Section [2.02] of the Transfer and Servicing Agreement and the Transfer and Servicing Agreement sections cross-referenced therein.

[Custodian]

By:
Name:
Title:

EXHIBIT A-2

FORM OF INTERIM CERTIFICATION

Date

[            ]
[            ]

TBALT Corp.
1690 Stone Village Lane, No. 102
Kennesaw, Georgia 30152
Attention: [    ]

Re:
Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of [      ] by and among TBALT Corp., as Depositor, [    ], as Indenture Trustee, [      ], as Securities Administrator and Master Servicer, TBW Mortgage Trust [      ], as Issuer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [      ], as a Servicer]

Ladies and Gentlemen:

In accordance with Section [2.02(b)] of the Transfer and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section [2.01(c)] of the Transfer and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement including, but not limited to, Section [2.02(b)].

[Custodian]

By:
Name:
Title:

A-2-1

EXHIBIT A-3

FORM OF FINAL CERTIFICATION

Date

[            ]
[            ]

TBALT Corp.
1690 Stone Village Lane, No. 102
Kennesaw, Georgia 30152
Attention: [    ]

Re:
Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of [    ] by and among TBALT Corp., as Depositor, [    ], as Indenture Trustee, [    ], as Securities Administrator and Master Servicer, TBW Mortgage Trust [    ], as Issuer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [    ], as a Servicer]

Ladies and Gentlemen:

In accordance with Section [2.02(d)] of the Transfer and Servicing Agreement, the undersigned, as Custodian on behalf of the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section [2.01(c)] of the Transfer and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement.

[Custodian]

By:
Name:
Title:

A-3-1

EXHIBIT A-4

FORM OF ENDORSEMENT

Pay to the order of [    ], as indenture trustee (the “Indenture Trustee”) under the Transfer and Servicing Agreement dated as of [    ] by and among TBALT Corp., as Depositor, the Indenture Trustee, [    ], as Securities Administrator and Master Servicer, TBW Mortgage Trust [    ], as Issuer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [    ], as a Servicer], relating to TBW Mortgage Trust [    ] Mortgage Backed Notes without recourse.

[current signatory on note]

By:
Name:
Title:

A-4-1

EXHIBIT A-5

REQUEST FOR RELEASE

[    ]
[    ]

[    ]
[    ]

Re:
Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of [    ] by and among TBALT Corp., as Depositor, [    ], as Indenture Trustee, [    ], as Securities Administrator and Master Servicer, TBW Mortgage Trust [    ], as Issuer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [    ], as a Servicer]

In connection with the administration of the Mortgage Loans held by the Custodian for the benefit of the Indenture Trustee pursuant to the above-captioned Transfer and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Collection Account

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation

_____	5.	Nonliquidation Reason:

By:
Name:
Title:

Issuer:

Address:

A-5-1

EXHIBIT B

FORM OF LOST NOTE AFFIDAVIT

I, _________________________________________, being duly sworn, do hereby state under oath that:

1. I am a duly elected ______________________ of [Taylor, Bean & Whitaker Mortgage Corp.] (the “Company”) and am duly authorized to make this affidavit.

2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Transfer and Servicing Agreement, dated as of [    ], among TBW Mortgage Trust [    ], as Issuer, TBALT Corp., as Depositor, [    ], as Master Servicer and as Securities Administrator, [Taylor, Bean & Whitaker Mortgage Corp.] as Seller and [a] Servicer[, [    ], as a Servicer] and [    ], as Indenture Trustee, relating to the TBWMortgage Trust [    ] Mortgage Backed Notes (the “Agreement”).

3. The ______________ is the payee under the following described Mortgage Note (“Mortgage Note”) which evidences the obligation of the borrower(s) to repay the Mortgage Loan:

Loan Number: __________________________________
Mortgage Note Date:_____________________________
Borrower(s): ___________________________________
Original Payee (if not the Company): ___________
Original Amount:________________________________
Mortgage Rate: _________________________________
Address of Mortgaged Property: _________________
________________________________________________

4. The Company is the lawful owner of the Mortgage Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

5. A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

6. Attached hereto is a true and correct copy of the Mortgage Note.

7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Mortgage Loan Purchase Agreement.

8. Without limiting the generality of the rights and remedies of the Indenture Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations, warranties and covenants appearing in Exhibit A to the Mortgage Loan Purchase Agreement and Section [3.01] of the Agreement, the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section [3.03] of the Agreement. In addition, the Company covenants and agrees to indemnify the Indenture Trustee and the Trust from and hold them harmless against any and all losses, liabilities, damages, claims or expenses arising from the Company’s failure to have delivered the Mortgage Note to the Indenture Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

B-1

9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage Note to the Indenture Trustee.

10. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

Date: _______________________
(signature)

(print name)

(print title)

B-2

EXHIBIT C

CUSTODIAL AGREEMENT

C-1

EXHIBIT D

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________ __, ____

To:

(the “Depository”)

As Servicer[s] under the Transfer and Servicing Agreement dated as of [    ], by and among TBALT Corp., as Depositor, you, as Indenture Trustee, [    ], as Securities Administrator and Master Servicer, TBW Mortgage Trust [    ], as Issuer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [    ], as a Servicer] (the “Transfer and Servicing Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section [4.02(d)] of the Transfer and Servicing Agreement, designated as “Taylor, Bean & Whitaker Mortgage Corp. in trust for [    ], as Indenture Trustee for the TBW Mortgage Trust [    ].” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer[s]. This letter is submitted to you in duplicate. Please execute and return one original to us.

[TAYLOR, BEAN & WHITAKER MORTGAGE CORP.] Servicer

By:
Name:
Title:
Date:

[ ]
Servicer

By:
Name:
Title:
Date:

D-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:
Name:
Title:
Date:

D-2

EXHIBIT E

ESCROW ACCOUNT LETTER AGREEMENT

______________ __, ____

To:

(the “Depository”)

As Servicer[s] under the Transfer and Servicing Agreement dated as of [    ], by and among TBALT Corp., as Depositor, you, as Indenture Trustee, [    ], as Securities Administrator and Master Servicer, TBW Mortgage Trust [    ], as Issuer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.] as Seller and Servicer [and [    ], as Servicer] (the “Transfer and Servicing Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section [4.02(f)] of the Transfer and Servicing Agreement, designated as “Taylor, Bean & Whitaker Mortgage Corp. in trust for [    ], as Indenture Trustee for the TBW Mortgage Trust [    ].” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer[s]. This letter is submitted to you in duplicate. Please execute and return one original to us.

[TAYLOR, BEAN & WHITAKER MORTGAGE CORP.] Servicer

By:
Name:

[ ] Servicer

By:
Name:

E-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:

Name:

E-2

EXHIBIT F

[INSERT FORMS OF SERVICING REMITTANCE REPORTS]

F-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

Sch II-A-1

[SCHEDULE B

REVOLVING CREDIT LOAN SCHEDULE]

Sch II-B-1